Exhibit 10.1

LOAN AND SECURITY AGREEMENT

By

UNIQUE LOGISTICS INTERNATIONAL, INC.,

UNIQUE LOGISTICS HOLDINGS, INC.,

UNIQUE LOGISTICS INTERNATIONAL (NYC), LLC,

UNIQUE LOGISTICS INTERNATIONAL (BOS), INC.,

And

TBK BANK, SSB

$25,000,000 Revolving Credit Facility

Dated as of

July 20, 2023

i

ii

iii

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is made and entered into as of July 20, 2023, by UNIQUE LOGISTICS INTERNATIONAL, INC., a Nevada corporation (“Parent”), UNIQUE LOGISTICS HOLDINGS, INC., a Delaware corporation (“Holdings”), UNIQUE LOGISTICS INTERNATIONAL (NYC), LLC, a Delaware limited liability company (“New York”), UNIQUE LOGISTICS INTERNATIONAL (BOS), INC., a Massachusetts corporation (“Boston” and, together with Parent, Holdings and New York, collectively, “Borrower”) and TBK BANK, SSB, with offices at 3 Park Central, Suite 1700, 12700 Park Central Drive, Dallas, Texas 75251 (hereinafter called “Lender”).

W I T N E S E T H:

For and in consideration of the mutual covenants and agreements herein contained and of the loans and commitment hereinafter referred to, Borrower and Lender agree as follows:

ARTICLE I

GENERAL TERMS

Section 1.01 Terms Defined Above. As used in this Agreement, the terms “Borrower” and “Lender” shall have the meanings indicated above. Reference to a Loan Party’s “knowledge” or similar concept means actual knowledge of an officer, or knowledge that an officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter.

Section 1.02 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

“Acceptable Forums” shall have the meaning set forth in Section 9.15 hereof.

“Account Debtor” means a person obligated on an account, chattel paper, or general intangible.

“Accounts” shall mean any and all of Borrower’s present and future: (a) Accounts (as defined in the UCC); (b) instruments, documents, chattel paper (including electronic chattel paper) (all as defined in the UCC); (c) unpaid seller’s or lessor’s rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to the foregoing or arising therefrom; (d) rights to any goods represented by any of the foregoing, including rights to returned, reclaimed or repossessed goods; (e) reserves and credit balances arising in connection with or pursuant to this Agreement; (f) guaranties, other supporting obligations, payment intangibles and letter of credit rights (all as defined in the UCC); (g) insurance policies or rights relating to any of the foregoing; (h) general intangibles pertaining to any of the foregoing (including rights to payment, including those arising in connection with bank and non-bank credit cards), and all books and records and any electronic media and software relating thereto; (i) notes, deposits or other property of Borrower’s Account Debtors securing the obligations owed by such Account Debtors to Borrower; and (j) all Proceeds of any of the foregoing.

1

“Accounts Advance Amount” shall mean at any time an amount equal to the product of (a) all Eligible Accounts times (b) a percentage, which shall initially be up to eighty-five percent (85%). Lender shall have the right at any time, and from time to time, in its sole discretion, to revise the above-described percentage.

“Administrative Fee” shall have the meaning set forth in Section 2.14 hereof.

“Advances” shall have the meaning set forth in Section 2.01(a) hereof.

“Affiliate” shall mean any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, “control” (including “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise. Without limiting the generality of the foregoing, for purposes of this Agreement, Borrower, each Guarantor, if any, and each of Borrower’s Subsidiaries, if any, shall be deemed to be Affiliates of one another.

“Agreement” shall mean this Loan and Security Agreement, as the same may from time to time be amended, amended and restated, or supplemented or restated or otherwise modified from time to time.

“Anti-Terrorism Law” means any requirement of law related to money laundering or financing terrorism including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-5) (the “USA PATRIOT Act”), The Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951- 1959) (also known as the “Bank Secrecy Act”), the Trading With the Enemy Act (50 U.S.C. §§ 4301-4341) and Executive Order 13224 (effective September 24, 2001).

“Availability” shall mean, as of any date of determination, the amount by which (a) the lesser of (i) the Maximum Facility or (ii) the Borrowing Base exceeds the then outstanding Advances. and

“Availability Reserves” shall mean, as of any date of determination, such amounts as Lender may from time to time establish and revise in the exercise of its Permitted Discretion reducing the amount of the Revolving Credit Facility which would otherwise be available to Borrower under the lending formula(s) provided for herein.

“Bankruptcy Code” means Title 11 of the United States Code or any similar federal or state law for the relief of debtors.

2

“Blocked Accounts” shall have the meaning set forth in Section 2.10 hereof. “Borrower” shall have the meaning set forth in the preamble hereof.

“Borrowing Base” shall mean, at any time, an amount not to exceed the lesser of: (a) the Maximum Facility, and (b) the Accounts Advance Amount determined as of the date the Borrowing Base is calculated, minus, in each case any Availability Reserves, minus, without duplication the amount by which Dilution exceeds five percent (5%).

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York, New York or Lender are authorized or required by law to close.

“Capital Expenditures” with respect to Borrower, shall mean all expenditures made or liabilities incurred for the acquisition or leasing (pursuant to a capital Lease of any fixed or capital assets, software, or improvements, replacements, substitutions or additions thereto which have a useful life of more than one (1) year, including the total principal portion of Capitalized Lease Obligations, which, in accordance with GAAP, are required to be classified as capital expenditures.

“Capitalized Lease Obligation” with respect to Borrower, shall mean any Indebtedness of Borrower or any Subsidiary represented by obligations under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which Indebtedness is required to be classified and accounted for as capital leases in accordance with GAAP on the balance sheet of the Borrower and the amount of such Indebtedness shall be the capitalized amount thereof determined in accordance with GAAP.

“Change of Control” shall mean (a) at all times prior to the Uplist, (i) Sunandan Ray fails to own and control directly or indirectly more than forty percent (40%) of the voting power of Borrower and (ii) at all times after the Uplist, Sunandan Ray, in his role Key Person shall cease to be involved in the day to day operations and management of the business of Borrower and such Key Person is not replaced with another Person acceptable to Borrower’s Board of Directors within sixty (60) days from such cessation, provided, however, with respect to any sale or transfer of any Stock whereby the new purchaser and/or the new purchaser’s Affiliates acquire in a single transaction or a series of transactions twenty percent (20%) or more of the Stock of Borrower, before any such sale or transfer may be made, Borrower must give three (3) Business Days’ prior written notice to Lender identifying the name of the new purchaser and such other information required by Lender to enable Lender to run its OFAC searches; provided, further, that such sale or transfer may only be made if the OFAC searches are satisfactory to Lender or (b) any other Key Person, other than Sunandan Ray, shall cease to be involved in the day to day operations and management of the business of Borrower and such Key Person is not replaced with another Person acceptable to Borrower’s Board of Directors within sixty (60) days from such cessation

3

“Chattel Paper” shall mean all present and hereafter acquired chattel paper (as defined in the UCC) and all Proceeds thereof.

“Closing Date” shall mean the date of this Agreement.

“Closing Fee” shall have the meaning set forth in Section 2.15 hereof.

“Collateral” shall mean all assets of Borrower, including without limitation, all present and future Accounts, Chattel Paper, Deposit Accounts, Instruments, Documents, Letter of Credit Rights, Commercial Tort Claims, Equipment, Inventory, Securities, Goods, General Intangibles (including, but not limited to, Payment Intangibles and Intellectual Property), Investment Property, cash and cash equivalents, books and records and all substitutions, replacements, products and Proceeds of any of the foregoing.

“Commercial Tort Claims” shall mean all present and hereafter acquired commercial tort claims (as defined in the UCC) and all Proceeds thereof.

“Commitment” shall mean the obligation of Lender to make the Revolving Credit Facility available to Borrower under Section 2.01 hereof, in amounts not to exceed the Maximum Facility.

“Complete Termination” occurs upon satisfaction of each of the following conditions: payment in full of all Obligations of Borrower to Lender, Lender’s issuance of a UCC termination statement; and Borrower’s execution and delivery to Lender of an unconditional general release in the form of Schedule 1.02 attached hereto or as may otherwise be required by Lender.

“Compliance Certificate” shall mean a certificate of Borrower signed by an authorized officer of Borrower, containing the information required by Section 5.01(a) hereof.

“Default” shall mean the occurrence of any of the events specified in Article VII hereof, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.

“Deposit Accounts” shall mean all present and hereafter acquired deposit Accounts (as defined in the UCC) and all Proceeds thereof.

“Deposit Account Control Agreement” shall mean the form of written agreement, acceptable to Lender, enabling Lender to establish the requisite control over Borrower’s Deposit Accounts (as provided by UCC § 9-104) to establish perfection of Lender’s first priority security interest (as provided by UCC § 9-314).

“Dilution” means, as of any date of determination, a percentage, based upon the experience of the immediately prior 12 months, that is the result of dividing the Dollar amount of (a) actual bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to Borrowers’ Accounts during such period, by (b) Borrowers’ billings with respect to Accounts during such period.

4

“Disqualified Lender” means (a) those Persons who are competitors of Borrower and its Subsidiaries that are separately identified in writing to the Lender from time to time, and (b) any of their Affiliates (other than any such Affiliate that is affiliated with a financial investor in such Person and that is not itself an operating company or otherwise an affiliate of an operating company so long as such affiliate is a bona fide debt fund) that are either (i) identified in writing to the Lender from time to time or (ii) clearly identifiable on the basis of such Affiliate’s name.

“Distribution” by any Person shall mean (a) with respect to any form of equity interests issued by such Person, the retirement, redemption, purchase or other acquisition for value of any such Stock, (b) the declaration or payment of any dividend or other distribution on or with respect to such Stock, (c) any loan or advance by such Person to, or other investment by such Person in, the holder of any such Stock and (d) any other form of repayment of Indebtedness made by such Person to or for the benefit of the holder of any such Stock.

“Documents” shall mean all present and future documents (as defined in the UCC), and any and all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or non-negotiable, together with all Inventory and other Goods relating thereto, and all Proceeds of any of the foregoing.

“Drawdown Termination Date” shall mean June 1, 2025 or such later date, if this Agreement is extended pursuant to Section 2.01 hereof.

“DTPA” shall mean the Texas Deceptive Trade Practices Consumer Protection Act, Subchapter E of Chapter 17 of the Texas Business and Commerce Code.

“EBITDA” shall mean for any twelve-month period (or other applicable period, if appropriate) ending on the date of computation thereof, the sum of, without duplication, (a) Net Income (or loss) of Borrower for such period (exclusive of any extraordinary or non-recurring gains or losses as reasonably agreed to by Lender), and to the extent deducted in determining Net Income, (b) interest expense, (c) income tax expense, (d) depreciation expense and amortization expense, all determined in accordance with GAAP at all times consistently applied.

5

“Eligible Accounts” shall mean at any time an amount equal to the aggregate net invoice amount owing on all trade Accounts of Borrower for goods sold or services rendered, in which Lender has a perfected, first-priority Lien or security interest. Eligible Accounts shall include any account which Lender deems, in its Permitted Discretion, to be an Eligible Account. Standards of eligibility and concentration limits may be revised at any time, and from time to time solely by Lender in its Permitted Discretion. Eligible Accounts shall not include, without limitation: (a) the amount of all accounts receivable which are unpaid for ninety (90) days or more after the date of the original invoice (or, solely with respect to Accounts owing from HP Inc. and their respective Affiliates, one hundred twenty (120) days); (b) all such accounts receivable for which twenty-five percent (25%) or more of the outstanding aggregate balance owed by any Account Debtor is unpaid for ninety (90) days or more from the date of the original invoice; (c) the amount owed by any Account Debtor that exceeds twenty-five percent (25%) of all Eligible Accounts of Borrower; (d) to the extent of any deduction available to an Account Debtor, all contra-accounts receivable, setoffs, defenses or counterclaims asserted by or available to the Persons obligated on such accounts; (e) accounts of the United States or any agency or department thereof for which Borrower has not complied with the Federal Assignment of Claims Act to the satisfaction of Lender; (f) except with respect to Electrolux S.EA. Pte Ltd or HP Inc., the amount owed by any Account Debtor that is organized in a jurisdiction other than a State within the United States to the extent any potential loss or non-payment of such Accounts is not covered by credit insurance, whether issued directly to Lender, as named insured, or to Borrower with an appropriate loss payee endorsement issued and acceptable to Lender; (g) all Accounts owed by Account Debtors which are bill and hold, pre-bill, credit card, cash-on-delivery or progress billing; (h) all such Accounts owing by officers or employees of Borrower or by Affiliates of Borrower; (i) the amount of all discounts, allowances, rebates, credits and adjustments to such Accounts; (j) all such Accounts owed by Account Debtors which are insolvent, in any bankruptcy proceeding, or (k) other Accounts which Lender, in its sole discretion, deems not acceptable.

“Environmental Action” means any action, suit, demand, demand letter, claim, notice of violation or non-compliance, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment including (a) by any Governmental Authority for enforcement, clean-up, removal, response, remedial or other actions or damages and (b) any Governmental Authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Law” means any and all Federal, state, foreign, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law as now or may at any time hereafter be in effect, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or, to the extent relating to exposure to substances that are harmful or deleterious to the environment, of human health or safety.

“Environmental Liability” means any liability, contingent or otherwise, (including liability for damages, penalties, fines, indemnities or costs of environmental clean-up or remediation), of Borrower or any of its Subsidiaries, directly or indirectly, resulting from or with respect to (a) a violation of Environmental Law, (b) exposure to Hazardous Materials, (c) the generation, handling, use, storage, treatment, transportation or disposal of Hazardous Materials, (d) the release (actual or threatened) of Hazardous Materials into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

6

“Environmental Permit” means any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

“Equipment” shall mean all present and hereafter acquired equipment (as defined in the UCC) including, without limitation, all machinery, equipment, rolling stock, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment, auxiliary parts and accessories installed thereon or affixed thereto, whether the same constitutes personal property or fixtures and whether the interest therein is as owner, lessee or conditional vendee and all Proceeds of any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974 (29 U.S.C.§ 1001-1191c), as amended.

“Event of Default” shall mean the occurrence of any of the events specified in Article VII hereof, provided that any requirement for notice or lapse of time or any other condition precedent has been satisfied.

“Existing Loan Agreement” means that certain Revolving Purchase, Loan and Security Agreement, made as of June 1, 2021, by and between Borrower and Lender, as amended, restated, renewed, replaced, substituted, supplemented or otherwise modified.

“Existing Obligations” shall mean all indebtedness, obligations and liabilities of Borrower owing to Lender under or pursuant to the Existing Loan Agreement and the Existing Loan Documents.

“Existing Loan Documents” means collectively, the Existing Loan Agreement, and all schedules, exhibits and/or riders attached thereto, and any supplement, agreement, guaranty, security agreement, notes, subordination agreement or other such instruments executed by Borrower for the benefit of Lender in connection with the Existing Loan Agreement, all as amended, restated, renewed, replaced, substituted, supplemented or otherwise modified.

“Financial Statements” shall mean the consolidated and consolidating financial statement or statements of Borrower and its Subsidiaries, if any, described or referred to in Section 4.04 hereof.

“Fixed Charge Coverage Ratio” shall mean and include, with respect to any fiscal period, and any testing or reference period in this Agreement, the ratio of (a) EBITDA minus the aggregate amount of all Unfinanced Capital Expenditures made by the Loan Party during such period to (b) the sum of (i) amounts of interest paid, plus, (ii) the current portion of long-term debt, plus, (iii) if positive, cash taxes paid (net of any cash tax refunds received), plus, (iv) Distributions made by the Loan Party.

7

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“General Intangibles” shall mean all present and hereafter acquired general intangibles (as defined in the UCC), and shall include, without limitation, all present and future right, title and interest in and to: (a) all trademarks, (b) patents, utility models, industrial models, and designs, (c) copyrights, (d) trade secrets, (e) licenses, permits and franchises, (f) any other forms of intellectual property, (g) all customer lists, distribution agreements, supply agreements, blueprints, indemnification rights and tax refunds, (h) all monies and claims for monies now or hereafter due and payable in connection with the foregoing, including, without limitation, payments for infringement and royalties arising from any licensing agreement between Borrower and any licensee of any of Borrower’s General Intangibles, and (i) all Proceeds of any of the foregoing.

“Goods” shall mean all present and hereafter acquired goods (as defined in the UCC) and all Proceeds thereof.

“Guaranty Agreements” shall mean all Guaranty Agreements executed by Guarantors in favor of Lender (as the same may be amended, modified, supplemented or restated from time to time).

“Guarantors” shall mean any Person that at any time executes a Guaranty Agreement.

“Indebtedness” of a Person at a particular date shall mean all obligations of such Person (a) for borrowed money (other than trade debt incurred in the ordinary course of business); (b) Capitalized Lease Obligations, and (c) all interest and fees associated with and/or payable in respect to subsections (a) and (b) above.

“Indemnified Party” shall have the meaning set forth in Section 9.20 hereof. “Instruments” shall mean all present and hereafter acquired instruments (as defined in the UCC) and all Proceeds thereof.

“Intellectual Property” means any and all intellectual property, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, all rights therein, and all rights to sue at law or in equity for any past, present, or future infringement, violation, misuse, misappropriation or other impairment thereof, whether arising under US, multinational or foreign laws or otherwise, including the right to receive injunctive relief and all proceeds and damages therefrom.

8

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of March 30, 2023, by and among Lender, Unique Logistics Holdings Limited, a Hong Kong corporation Term Loan Agent and Borrower, as amended.

“Inventory” shall mean all present and hereafter acquired inventory (as defined in the UCC) including, without limitation, any goods held by Borrower for sale in the ordinary course of Borrower’s business which includes goods purchased for resale.

“Investment Property” shall mean all present and hereafter acquired investment property (as defined in the UCC) together with all stock and other equity interests in Borrower’s Subsidiaries, and all Proceeds thereof.

“Key Person” means Sunandan Ray.

“Lease(s)” shall have the meaning set forth in Section 4.17 hereof.

“Lender” shall have the meaning set forth in the preamble hereof.

“Letter of Credit Rights” shall mean all present and hereafter acquired letter of credit rights (as defined in the UCC) and all Proceeds thereof.

“Lien” shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest or lien arising from a mortgage, security agreement, deed of trust, assignment, collateral mortgage, chattel mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment, bailment for security purposes or certificate of title lien. The term “Lien” shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, Borrower or any Loan Party shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

“Loan Documents” shall mean this Agreement, mortgages and deeds of trust on any real property, any lien subordination agreements, and any and all other agreements, instruments and documents, including guaranties, pledges, powers of attorney, consents and all other writings heretofore, now or hereafter executed by any Borrower and/or delivered to Lender in respect of the transactions contemplated by this Agreement (and shall include any amendment, restatement, renewal, supplement, ratification, confirmation, reaffirmation or other modification of any of the foregoing).

9

“Loan Party” shall mean, at each relevant time of determination, (i) Borrower, (ii) each Guarantor, and (iii) any other Person that is now or hereafter becomes a party to this Agreement as a “Borrower” or party to any other Loan Document as a “Guarantor”.

“Material Adverse Change” means a change in the business, assets, property, liabilities (actual or contingent), operations or condition (financial or otherwise) or prospects of the Borrower, individually, or the Borrower, its Parent and of Borrower’s Subsidiaries taken as a whole, as determined by Lender in its sole business judgment, to constitute a material adverse effect to Borrower or Borrower’s ability to perform its Obligations.

“Maximum Facility” shall mean $25,000,000.

“Net Income” means, for any testing or reference period in this Agreement, Borrower’s after-tax net income for such period, decreased or increased by the sum of any extraordinary, non-operating or non-cash income recorded by Borrower during such period, all as determined in accordance with GAAP, consistently applied.

“Obligations” means all loans, advances, debts, other Indebtedness, principal, interest, liabilities, liquidated damages, obligations, fees, charges, costs or expenses, lease payments, guarantees, covenants, and duties owing by Borrower to Lender of any kind and description whether direct or indirect, absolute or contingent, due or to become or reasonably likely to become due, now existing or hereafter arising, and including any debt, liability, or obligation from Borrower to any other Person that Lender may have obtained by assignment or otherwise, and further including all interest not paid when due and all expenses that Borrower is required to pay or reimburse by agreement, law or otherwise, indebtedness arising from any guaranties and obligations acquired from third Persons, whether in connection with this or other transactions, and all amounts owing or to be owing by Borrower to any agent bank of Lender pursuant to any letter of credit agreement, overdraft agreement or other agreement or financial accommodation. When in the appropriate context, Obligations shall include non-monetary contractual duties of performance owing by Borrower to Lender.

“Operating Accounts” shall have the meaning set forth in Section 2.09 hereof.

“Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Liens” shall have the meaning set forth in Section 6.02 hereof. “Person” shall mean any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, trustee, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

10

“Plan” shall mean any Plan subject to Title IV of ERISA and maintained by Borrower or any Subsidiary, or any such plan to which Borrower or any Subsidiary is required to contribute on behalf of its employees.

“Prime Rate” means, on any Business Day, the U.S. prime rate as published in The Wall Street Journal’s “Money Rates” table for such day or such other rate of interest publicly announced by Lender from time to time as its prime rate in effect (which is not necessarily the best or lowest rate of interest charged as a prime rate). If multiple prime rates are quoted in such table, then the highest U.S. prime rate quoted therein shall be the prime rate. In the event that a U.S. prime rate is not published in The Wall Street Journal’s “Money Rates” table for any reason or The Wall Street Journal is not published that day in the United States of America for general distribution, Lender will choose a substitute U.S. prime rate, for purposes of calculating the interest rate applicable hereunder, which is based on comparable information, until such time as a prime rate is published in The Wall Street Journal’s “Money Rates” table. Each change in the Prime Rate shall become effective without notice to Borrower on the effective date of each such change. In no event shall the Prime Rate be less than three and one-half percent (3.50%).

“Proceeds” shall have the meaning given to such term in the UCC, including, without limitation, all (a) payments or other proceeds from an insurance carrier with respect to any loss, casualty or damage to Collateral, and (b) payments received on account of any condemnation or other governmental taking of any Collateral.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Receipts” shall have the meaning set forth in Section 2.11(a) hereof.

“Revolving Credit Facility” shall mean a revolving credit facility not to exceed the Maximum Facility.

“Stock” shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity, whether voting or non-voting, including common stock, preferred stock and any other “equity security” (as defined in Rule 3a11-1 of the General Rules and regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

“Subordinated Debt” shall mean the Indebtedness, obligations and liabilities of Borrower owing to Subordinated Lenders which is subordinated in right of payment to payment of the Obligations upon terms and conditions and pursuant to documentation satisfactory to Lender, in its sole discretion.

“Subordinated Lenders” shall mean all Persons whose rights in respect of Indebtedness from Borrower or any such Subsidiary is subordinated to Lender pursuant to terms and executed documentation in form and substance satisfactory to Lender, in its sole discretion.

11

“Subsidiary” shall mean any corporation or other entity of which more than fifty percent (50%) of the issued and outstanding securities having ordinary voting power for the election of directors is owned or controlled, directly or indirectly, by Borrower and/or one or more of its Subsidiaries and/or one or more shareholders or interest holders of such Borrower. Unless the context otherwise requires, “Subsidiary” shall not include any Subsidiary that is also a Borrower.

“Term Loan Agent” Alter Domus (US) LLC, a Delaware limited liability company, as collateral agent and administrative agent for the lenders.

“Term Loan Agreement” means that certain financing agreement, dated on or about March 10, 2023, by and among Term Loan Agent, CB Agent Services LLC, as origination agent, Term Loan Lenders, Borrowers and the other parties thereto.

“Term Loan Debt” means all Indebtedness owing under the Term Loan Agreement.

“Term Loan Documents” means all documents, instruments and agreements executed in connection with the Term Loan Agreement and the Term Loan Debt.

“Term Loan Lenders” means the financial institutions from time to time party to the Term Loan Agreement as lenders.

“Termination Fee” is an amount equal to (a) one and one half of one percent (1.50%) of the Maximum Facility on the date of such prepayment if the prepayment occurs on or after the Closing Date to and including the date immediately preceding the first anniversary of the Closing Date, (b) one half percent (0.50%) of the Maximum Facility on the date of such prepayment if the prepayment occurs on or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date and (c) zero percent (0%) of the Maximum Facility on the date of such prepayment if the prepayment occurs on or after the second anniversary of the Closing Date.

“UCC” shall mean the Uniform Commercial Code as the same may be amended and in effect from time to time in the State of Texas.

“Unfinanced Capital Expenditures” means for any testing or reference period in this Agreement, the aggregate amount of Capital Expenditures made by Borrower during such period, less the aggregate principal amount of all Indebtedness assumed or incurred by Borrower outside of and unrelated to the Revolving Credit Facility during such period for the purpose of financing such Capital Expenditures.

“Uplist” either (i) the listing for trading of the common stock of the Parent on a national securities exchange in the United States, or (ii) the listing for trading of the securities on a national securities exchange in the United States of such entity into which the Parent shall have been merged.

12

Section 1.03 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP, except where such principles are inconsistent with the requirements of this Agreement. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP. All terms used in this Agreement that are defined in the UCC and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

ARTICLE II

AMOUNT AND TERMS OF LOAN

Section 2.01 The Loans and Commitment. Subject to the terms and conditions and assuming and relying upon the accuracy of the representations and warranties contained in this Agreement upon which lender may rely without any independent inquiry or investigation, Lender may make the following loans to Borrower:

(a) Loans. From the date of this Agreement through the Drawdown Termination Date, Lender shall make Advances under the Revolving Credit Facility to Borrower from time to time on any Business Day, such advances to be disbursed in accordance with Section 2.03 in such amounts as Borrower may request not to exceed the Maximum Facility, and Borrower may make prepayments (as permitted or required in Sections 2.06 and 2.07 hereof), and reborrowings, in respect thereof; provided, however, that the aggregate principal amount of all such advances made under the Revolving Credit Facility (also referred to herein as “Advances”) at any one time outstanding shall not exceed the Borrowing Base. The Revolving Credit Facility otherwise available to Borrower pursuant to the lending formulas and subject to the Borrowing Base and other applicable limits hereunder shall be subject to Lender’s continuing right to establish and revise Availability Reserves in its Permitted Discretion. The Obligations related to the Revolving Credit Facility shall be payable on the Drawdown Termination Date and secured by all of the Collateral. At the sole discretion of Lender, the Drawdown Termination Date may be extended for a term of one (1) year. At the expiration of such term, in the event Borrower has not given Lender sixty (60) days’ prior written notice of its intent to terminate the Revolving Credit Facility, then, at the sole discretion of Lender, the Revolving Credit Facility shall be renewed, and the Drawdown Termination Date extended, for a period of one (1) year; and at the end of such one (1) year extension, the Revolving Credit Facility may be again extended, from year to year, in the same fashion. Each such extension shall be upon the same terms and conditions as set forth herein and the other Loan Documents relating to the same, and upon such further stipulations and conditions as Lender may require. Interest on the Revolving Credit Facility shall accrue and be payable as provided in Section 2.02 hereof.

13

(b) Evidence of Loans

(i) Lender shall maintain, in accordance with its usual practice, electronic or written records evidencing the Obligations to Lender resulting from the Advances made by Lender from time to time, including without limitation, the amounts of principal and interest payable and paid to Lender from time to time under this Agreement.

(ii) The entries made in the electronic or written records maintained pursuant to subsection (b)(i) of this Section 2.01 shall be conclusive evidence of the existence and amounts of the Obligations therein recorded, absent manifest error; provided, however, that the failure of Lender to maintain such records or any error therein shall not in any manner affect the contractual duty of Borrower to repay the Advances or Obligations in accordance with their respective terms.

(iii) Lender will either account to Borrower monthly with a statement of Advances under the Revolving Credit Facility, and any charges and payments made pursuant to this Agreement, or, make such information available to Borrower by providing access to an internet website portal (collectively, “Accountings”) and in the absence of manifest error, such Accountings, whether rendered or in respect to which access to the electronic data is provided by Lender, shall be deemed final, binding and conclusive unless Lender is notified by Borrower in writing to the contrary within fifteen (15) calendar days of receipt of such Accountings or within fifteen (15) calendar days from the last Business Day of the preceding month in which such electronic data was made available to Borrower, which notice shall be deemed an objection only to items specifically objected to therein.

(c) Promise to Pay. Borrower absolutely and unconditionally promises to pay principal, interest and all other Obligations payable hereunder, or under any other Loan Document, which Obligations shall be due and owing as an independent covenant and accordingly, Borrower shall have no right to assert any defense, right of rescission or any deduction whatsoever, including any deduction for any setoff, counterclaim or recoupment of any kind.

(d) Protective Advances. Lender may make any Advance for any reason at any time in Lender’s sole discretion, regardless of Borrower’s compliance with any of the conditions of this Agreement for the purposes of: (i) making disbursement of proceeds directly to third Persons in order to protect Lender’s interest in the Collateral or to perform any Obligations of Borrower under this Agreement or otherwise to enhance the likelihood of repayment of the Obligations, or (ii) apply the proceeds to outstanding Obligations then due and payable.

14

Section 2.02 Interest Rate. Each Advance shall bear interest at the following rates:

(a) Each Advance shall bear interest from the date thereof until maturity at a varying rate of interest which is two and three quarters of one percent (2.75%) above the Prime Rate, as the same may change from day to day, calculated on the last day of each month (but in no event to exceed the applicable limits imposed by any applicable usury laws).

(b) Upon the occurrence of a Default or an Event of Default, principal and past due interest (to the extent permitted by law) in respect of the Revolving Credit Facility shall bear interest at a rate which is four percent (4.0%) per annum in excess of the rate set forth in Section 2.02(a) hereinabove (but in no event to exceed the applicable limits imposed by any applicable usury laws) irrespective of whether the Obligations have been accelerated.

(c) Interest charges shall be paid monthly in arrears on the first day of each calendar month.

Section 2.03 Notice and Manner of Revolving Credit Borrowing. The amount and date of each Advance shall be made as set forth in this Section 2.03. Advances under the Revolving Credit Facility will be made by Lender (a) pursuant to a request for Advances (a “Notice of Borrowing”), which shall be in the form of Schedule 2.03 annexed hereto, or as may be amended from time to time by Lender, and signed by an authorized officer of Borrower. Such Notice of Borrowing shall be given by Borrower no later than 11:00 a.m. (Central Time) at the office of Lender designated by Lender from time to time on the Business Day of the requested funding date. Unless otherwise approved by Lender, Notices of Borrowing received after 11:00 a.m. (Central Time) shall be deemed received on the next Business Day. Each Notice of Borrowing (or telephonic notice thereof) shall be irrevocable and shall specify (i) the amount of the Advance, (ii) the date of the requested Advance (which shall be a Business Day) and (iii) the Deposit Account of the Borrower to which proceeds of such Borrowing are to be disbursed; or (b) at the oral or written request of Borrower or of any officer or agent of Borrower. Borrower covenants and agrees to furnish to Lender written confirmation of any such oral request within five (5) days of the resulting Advance, but any such Advance shall be deemed to be made under and entitled to the benefits of the terms herein irrespective of any failure by Borrower to furnish such written confirmation.

Section 2.04 Application of Cash Sums. All cash sums paid to or received by Lender on account of any Collateral (a) shall be promptly applied by Lender on the Obligations whether or not such Obligations shall have, by their terms, matured, such application to be made to principal or interest or expenses as Lender may elect in its sole business judgment; provided, however, Lender need not give credit for any item included in such sums until three (3) Business Days after the final collection thereof; provided, further, however, Lender’s failure to so apply any such sums shall not be a waiver of Lender’s right to so apply such sums or any other sums at any time, or (b) prior to the happening of any Default or Event of Default, and while there are no Obligations then outstanding Lender, at the option of Lender, may release cash sums to Borrower for use in Borrower’s business.

15

Section 2.05 Computation. All payments of interest shall be computed on the per annum basis of a year of three hundred sixty (360) days and for the actual number of days (including the first but excluding the last day) elapsed unless such calculation would result in a usurious rate, in which case interest shall be calculated on a per annum basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be.

Section 2.06 Voluntary Prepayments and Reborrowings. The unpaid principal balance of the Revolving Credit Facility at any time shall be the total amounts loaned including all Advances made by Lender, less the amount of payments or prepayments of principal made thereon by or for the account of Borrower. It is contemplated that by reason of prepayments there may be times when no Obligations are owing under this Agreement; but notwithstanding such occurrences, this Agreement and any other Loan Documents shall remain valid and be in full force and effect as to loans or Advances made pursuant to and under the terms of this Agreement subsequent to each such occurrence. All loans, Advances and all payments or prepayments made on account of principal or interest may be evidenced by Lender, or any subsequent holder, pursuant to the methods of Accountings in accordance with Section 2.01(b)(iii) evidencing the Obligations of Borrower resulting from all loans or Advances and all payments or prepayments from time to time and the amounts of principal and interest payable and paid from time to time, in which event, in any legal action or proceeding in respect of the Revolving Credit Facility, the entries made in such Accountings shall be conclusive evidence of the existence and amounts of the Obligations of Borrower therein recorded, absent manifest error.

Section 2.07 Mandatory Prepayments.

(a) If at any time the outstanding Obligations under the Revolving Credit Facility exceeds the Borrowing Base, then Borrower shall forthwith prepay the amount of such excess for application towards reduction of the outstanding Obligations of the Revolving Credit Facility. Said prepayment shall be without penalty, and shall be made together with the payment of accrued interest on the amount prepaid and shall be applied to reduce the outstanding principal balance of the Revolving Credit Facility.

(b) [Reserved].

Section 2.08 Cross-collateralization and Default. Any Default committed under any one or more of the Loan Documents and any other instrument given in connection with, or as security for, the Obligations of Borrower or any Subsidiary, shall constitute a Default under this Agreement as well as such other Loan Documents.

Section 2.09 Operating Accounts. Attached hereto as Schedule 2.09 is a listing of all present operating accounts (including Deposit Accounts maintained by Borrower exclusively for the payment of employee wages but which shall be specifically denominated as such (“Payroll Accounts”)), whether denominated as checking or other form of operating account, including demand Deposit Accounts, maintained by Borrower (the “Operating Accounts”) together with the address of each financial institution or bank in which each Operating Account is maintained, the account number(s) maintained with such depository, and a contact person at such depository.

16

Borrower shall be obligated to maintain those Operating Accounts unless Lender is first informed, in writing, of any intended change, Lender provides its written consent, and until such time as there is a Complete Termination.

Section 2.10 Cash Collateral Blocked Accounts. Borrower and Lender shall establish with banks acceptable to Lender certain lockboxes and blocked accounts (collectively “Blocked Accounts”) as set forth on Schedule 2.10 attached hereto, for the benefit of Lender, for the deposit of all receipts and collections in accordance with Section 2.11 hereof, pursuant to executed Deposit Account Control Agreements. All receipts and collections deposited in such Blocked Accounts shall be pledged to Lender and forwarded on a daily basis to any Deposit Account maintained by Lender, whether established with Lender or any other Bank with whom Lender establishes a banking relationship (or any successor or assign). Proceeds received from such Blocked Accounts shall be applied against the Obligations owing by Borrower to Lender and shall be applied in accordance with Section 2.04 hereof. Only Lender shall have the right to direct withdrawals from such Blocked Accounts. Each bank at which any such Blocked Account is maintained, except an account maintained by Lender, shall waive any right of offset such bank may otherwise have in such Blocked Account and the items deposited therein. Borrower shall pay all fees and charges as may be required by any depository, including Lender, in which such Blocked Accounts are opened. Borrower shall contemporaneously with the execution of this Agreement, provide Lender with the duly executed blocked account agreements related to such Blocked Accounts, and will close any existing lockboxes and provide forwarding instructions to the relevant Blocked Accounts. Notwithstanding anything to the contrary contained herein, Borrower acknowledges and agrees that, as of the Closing Date, Lender is authorized to issue disposition instructions (or otherwise “spring”) the Deposit Account Control Agreement in respect of certain of Borrowers’ deposit accounts maintained at HSBC Bank USA and direct such funds to an account at Lender.

Section 2.11 Collection of Accounts.

(a) All receipts of cash, cash equivalents, checks, credit card receipts, notes, drafts, instruments, and other items of payment arising out of the sale of inventory or other Property of Borrower or the creation of Accounts, including without limitation, Proceeds and tax refunds (referred to as “Receipts”), and all Property of Borrower in which Lender has a security interest or Lien, shall be deposited daily into one or more of the Blocked Accounts, and shall be held in trust by Borrower for Lender until so deposited.

(b) In the event, notwithstanding the provisions of this Section 2.11, Borrower receives or otherwise has dominion and control of any Receipts, or any Proceeds or collections of any Property of Borrower in which Lender has a security interest or Lien, such Receipts, proceeds, and collections shall be held in trust by Borrower for Lender and shall not be commingled with any of Borrower’s other funds or deposited in any account of Borrower other than a Blocked Account.

17

Section 2.12 Termination of Commitment; Prepayment in Full. In the event Borrower desires to terminate the Commitment or prepay in full the Revolving Credit Facility at any time, Borrower will give Lender at least sixty (60) days’ written notice of Borrower’s intention and will pay to Lender, as liquidated damages and not as a penalty, the Termination Fee, if any. In the event Borrower’s business is significantly changed as a result of a sale of assets not in the ordinary course of business, Borrower shall pay the liquidated damages contemplated in this Section 2.12. Notwithstanding payment in full of all Obligations by Borrower, Lender shall not be required to file any UCC termination statements or satisfactions of any Security Interest in the Collateral unless and until Complete Termination has occurred. Borrower understands that this provision constitutes a waiver of its rights under § 9-513 of the UCC.

Section 2.13 [Reserved].

Section 2.14 Administrative Fee. Borrower shall pay to Lender a monthly administrative fee (the “Administrative Fee”) in the amount equal to $5,000. The Administrative Fee shall be due and payable on the first Business Day of each month for the immediately preceding month.

Section 2.15 Closing Fee. Borrower shall pay to Lender a closing fee (the “Closing Fee”) in the amount equal to one half percent (0.50%) of the Maximum Facility. The Closing Fee shall be due and payable on the Closing Date.

ARTICLE

III COLLATERAL

Section 3.01 Grant of Security Interest. As security for the prompt payment in full of all Obligations, the Borrower hereby pledges and grants to Lender a continuing general Lien upon, and first priority security interest in, all of the Collateral. The security interests granted hereunder shall extend and attach to all Collateral which is presently in existence or hereafter acquired and which is owned by Borrower or in which Borrower has any interest, whether held by Borrower or by others for the Borrower’s account, and wherever located.

Section 3.02 Nature of Security Interest.

(a) The rights and security interests granted to Lender hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement, until the full and final payment and satisfaction of the Obligations and Borrower satisfies a Complete Termination. Any reserves or balances to the credit of Borrower, and any other property or assets of Borrower in the possession of Lender, may be held by Lender as Collateral, and applied in whole or partial satisfaction of such Obligations when due, subject to the terms of this Agreement. The Liens and security interests granted to Lender herein and any other Lien or security interest which Lender may have in any other assets of Borrower secure payment and performance of all present and future Obligations.

18

(b) Notwithstanding Lender’s security interests in the Collateral, to the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral, or by the guaranty, endorsement, assets or property of any other Person, Lender shall have the right in its sole discretion to determine which rights, security, liens, security interests or remedies Lender shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of such rights, security, liens, security interests or remedies, or any of Lender’s rights under this Agreement.

Section 3.03 Collateral Representations, Warranties and Covenants.

(a) Generally. Borrower represents, warrants and agrees that: (a) upon the filing of UCC financing statements covering the Collateral in all required jurisdictions, this Agreement creates a valid, perfected and first priority security interest in all personal property of Borrower as to that property which may be perfected by filing and the security interests granted herein constitute and shall at all times constitute the first and only Liens on the Collateral except for Permitted Liens; (b) Borrower is, or will be at the time additional Collateral is acquired by Borrower, the absolute owner of the Collateral with full right to pledge, sell, transfer and create a security interest therein, free and clear of any and all claims or Liens in favor of others except for Permitted Liens; and (c) Borrower will, at its expense, forever warrant and, at Lender’s request, defend the same from any and all claims and demands of any other Person.

(b) Agreements Regarding Accounts and Inventory.

(i) Borrower represents and warrants to Lender that: (i) each Account is, or will be when an additional Account is created, based on an actual and bona fide sale and delivery of Inventory or rendition of services to customers, made by Borrower in the ordinary course of its business; (ii) the invoices and all other documentation (collectively, “invoices”) evidencing any such Accounts are and will at all times be in the name of Borrower; (iii) the customers of Borrower have accepted the Inventory or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business which Borrower has notified Lender as set forth herein; and (iv) Borrower’s Inventory is and will at all times be marketable in ordinary course of Borrower’s business, and no Inventory has been or will be produced in violation of the Fair Labor Standards Act (29 U.S.C. §201 et seq.), as amended.

(ii) Borrower agrees to issue credit memoranda promptly upon accepting returns or granting allowances and to deliver to Lender copies of such credit memoranda as and when required to do so herein. In no event shall prior recourse to any Account or other security granted to or by Borrower be a prerequisite to Lender’s right to demand payment of any of the Obligations. In addition, Borrower agrees that Lender shall have no obligation whatsoever to perform in any respect any of Borrower’s contracts or obligations relating to the Accounts.

19

(iii) Borrower agrees not to co-mingle its Inventory with any Goods of its customers or any other Person (whether pursuant to any bill and hold sale or otherwise). Borrower agrees to safeguard, protect and hold all Inventory for Lender’s account and to make no sale or other disposition thereof except in the ordinary course of its business, on open account and on commercially reasonable terms consistent with Borrower’s past practices. Notwithstanding the ordinary course of Borrower’s business and Borrower’s past practices, Borrower agrees not to retain any Lien on or security interest in any Inventory sold by Borrower. As to any such sale, transfer, lease or other disposition of Inventory, Lender shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. Upon the occurrence of an Event of Default which has not been waived in accordance with this Agreement and on notice from Lender, Borrower agrees that all returned, reclaimed or repossessed merchandise or Goods shall be set aside by Borrower, marked with Lender’s name (as secured party) and held by Borrower for Lender’s account.

(c) Agreements Regarding Equipment. The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. Borrower shall not use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation.

(d) Agreements Regarding General Intangibles. Borrower represents and warrants to Lender that as of the date hereof, Borrower possesses all General Intangibles necessary to conduct Borrower’s business as presently conducted. Borrower agrees to maintain Borrower’s rights in, and the value of, all such General Intangibles, and to pay when due all payments required to maintain in effect any licensed rights. Borrower shall provide Lender with adequate notice of the acquisition of rights with respect to any additional patents, trademarks and copyrights so that Lender may, to the extent permitted under the documentation granting such rights or applicable law, perfect its security interest in such rights in a timely manner.

(e) Commercial Tort Claims and Letter of Credit Rights. Borrower represents and warrants to Lender that as of the date hereof, Borrower holds no interest in any commercial tort claims and Borrower is not the beneficiary of any letter of credit. If Borrower at any time holds or acquires a commercial tort claim or becomes a beneficiary under any letter of credit, Borrower shall promptly notify Lender in writing thereof and shall execute such further documents or do such further acts as Lender may reasonably request to grant to Lender valid and perfected first priority security interests in such commercial tort claims and letters of credit, as the case may be.

(f) [Reserved].

20

(g) Further Assurances. Borrower agrees to comply with the requirements of all state and federal laws in order to grant to Lender valid and perfected first priority security interests in the Collateral. Lender is hereby authorized by Borrower to file from time to time any financing statements, continuations or amendments covering the Collateral in accordance with the provisions of the UCC. Borrower hereby consents to and ratifies the filing of any financing statements covering the Collateral by Lender on or prior to the effective date of this Agreement. Borrower agrees to do whatever Lender may reasonably request, from time to time, by way of: (a) filing notices of liens, financing statements, amendments, renewals and continuations thereof; (b) cooperating with Lender’s agents and employees; (c) keeping Collateral records; (d) transferring proceeds of Collateral to Lender’s possession in accordance with the terms hereof; (e) obtaining waivers from landlords, warehousemen, third party processors, mortgagees and any other Person who may have an existing or future right to assert a Lien in the Collateral; and (f) performing such further acts as Lender may reasonably require in order to effect the purposes of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

In order to induce Lender to enter into this Agreement, Borrower represents and warrants to Lender (which representations and warranties will survive the making of the loans hereunder) that:

Section 4.01 Corporate Existence. Borrower and each other Loan Party is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified. Except as set forth on Schedule 4.01, neither Borrower nor any Loan Party (i) has been known as or used any corporate, fictitious or trade names or (ii) has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person. The chief executive office of Borrower and Borrower’s records concerning its accounts receivable are located only at the address set forth on Schedule 4.01 and its only other places of business and the only other locations of Collateral (together with the owners and/or operators thereof), if any, are the addresses set forth on Schedule 4.01, subject to the right of Borrower to establish new locations in accordance with the terms of this Agreement.

Section 4.02 Corporate Power and Authorization. Borrower and each other Loan Party is duly authorized and empowered to execute, deliver and perform the Loan Documents, including without limitation, this Agreement, to which it is a party; and all action (corporate or otherwise) on Borrower’s or any Loan Party’s part requisite for the due execution, delivery and performance of the Loan Documents, including this Agreement, to which Borrower or any Loan Party is a party has been duly and effectively taken. The Loan Documents, including, without limitation this Agreement, to which Borrower or any Loan Party is a party, do not and will not violate any provisions of the organizational documents or other governing documents of Borrower or any Loan Party, or any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which Borrower or any Loan Party is subject, or result in the creation or imposition of any Lien upon any Properties of Borrower or any Loan Party, other than those contemplated by this Agreement and the same do not require the consent or approval of any other Person or entity, including without limitation, any regulatory authority or governmental body of the United States, of any state or of any political subdivision of the United States or of any State.

21

Section 4.03 Binding Obligations. This Agreement does constitute, and the other Loan Documents to which Borrower or any Loan Party is a party upon their creation, issuance, execution and delivery will constitute, valid and binding obligations of Borrower or such other Loan Party, as the case may be, enforceable in accordance with their respective terms.

Section 4.04 Financial Condition. All financial statements of Borrower which have been delivered to Lender, are complete and correct, have been prepared from the books and records of Borrower in accordance with GAAP, consistently applied, and fully and accurately reflect the financial condition and results of the operations of Borrower as at the date or dates and for the period or periods stated. Since Borrower’s delivery to Lender of its most recent reviewed or audited financial statements, no Material Adverse Change, either in any case or in the aggregate, has since occurred in the business, prospects, profits, Properties, operations or condition, financial or otherwise, of Borrower, except as disclosed to Lender in writing.

Section 4.05 Investments and Guaranties. Neither Borrower nor any Subsidiary has made investments in, advances to or guaranties of the obligations of any Person, except as reflected in the Financial Statements.

Section 4.06 Ownership. As of the Closing Date, the number and ownership of all outstanding Stock of Borrower and each of the other Loan Parties is as set forth on Schedule 4.06 attached hereto. There are no legal or equitable ownership interests, or any outstanding subscriptions, warrants, options, calls, commitments, convertible securities or other agreements to which Borrower or any other Loan Party is a party or by which it is bound, calling for the issuance of any ownership interests in Borrower or any other Loan Party, except as disclosed on Schedule 4.06.

Section 4.07 Liabilities. Except for liabilities (a) incurred in the normal course of business or (b) described in the Financial Statements, neither Borrower nor any other Loan Party has liabilities, direct or contingent, owing to any Person other than Lender. Except as described in the Financial Statements, or as otherwise disclosed to Lender in writing, there is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of Borrower or any other Loan Party, threatened against or affecting Borrower or any Subsidiary which involves the possibility of any judgment or liability not fully covered by insurance, and which may adversely affect the business or the Properties of Borrower or any other Loan Party or their ability to carry on business as now conducted.

Section 4.08 Taxes; Governmental Charges. Borrower and each Subsidiary has filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon it.

Section 4.09 Titles, etc. Borrower and each Subsidiary has good and indefeasible title to its respective Properties, free and clear of all Liens except Permitted Liens.

22

Section 4.10 Defaults. To their knowledge, neither Borrower nor any Subsidiary is in default under any indenture, mortgage, deed of trust, agreement or other instrument to which Borrower or any Subsidiary is a party or by which Borrower or any Subsidiary is bound, except as disclosed to Lender in writing. No Default or Event of Default hereunder has occurred and is continuing.

Section 4.11 Use of Proceeds; Margin Stock. The proceeds of the Revolving Credit Facility will be used by Borrower (a) for fees and expenses incurred in connection with the consummation of this Agreement and the transactions contemplated thereby, (b) for Borrower’s legitimate working capital requirements or purposes, and (c) to satisfy the Existing Obligations. None of such proceeds will be used for, and neither Borrower nor any Loan Party are engaged in the business of, extending credit for the purpose of purchasing or carrying any “margin stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221), or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of said Regulation U. No part of the proceeds of the Revolving Credit Facility will be used for any purpose which violates Regulation X of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 224). All loans evidenced by this Agreement are and shall be “business loans” as such term is used in the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended, and such loans are for business, commercial, investment or other similar purposes and not primarily for personal, family, household or agricultural use, as such terms are used and defined in Texas Revised Civil Statutes Annotated, Title 4 of the Finance Code, Chapter 346. Neither Borrower nor any Loan Party nor any Person acting on behalf of Borrower or any Loan Party has taken or will take any action which might cause any of the Loan Documents, including this Agreement, to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

Section 4.12 Compliance with the Law. To their knowledge, Borrower’s and each other Loan Party’s Properties are and will continue to be in compliance with all federal, state and local acts, rules and regulations, including all Anti-Terrorism Laws, and all orders of any federal, state or local legislative, administrative or judicial body or official, except to the extent the failure to so comply would not have a material adverse effect on the Borrower or Loan Party. Borrower and each other Loan Party has obtained and will continue to maintain all permits, approvals, authorizations and licenses necessary to conduct its business as presently conducted.

Section 4.13 ERISA. Borrower and each other Loan Party is in compliance in all material respects with the applicable provisions of ERISA, and no “reportable event,” as such term is defined in Section 4043 of ERISA, has occurred with respect to any Plan of Borrower or any Loan Party.

Section 4.14 Subsidiaries. A list of all the existing Subsidiaries of Borrower is provided in Schedule 4.14 attached hereto and incorporated by reference.

23

Section 4.15 Direct Benefit From Loans. Borrower has received or, upon the execution and funding thereof, will receive (a) direct benefit from the making and execution of this Agreement and the other documents to which it is a party, and (b) fair and independent consideration for the entry into, and performance of, this Agreement and the other documents to which it is a party.

Section 4.16 No Priming Liens. To their knowledge, neither Borrower nor any other Loan Party is in violation of any laws, statutes or regulations, which contain provisions which could potentially override Lender’s security interest in the Collateral.

Section 4.17 Leases and Landlord, Mortgagee and Warehouseman Waivers. Borrower and/or its Subsidiaries are parties to certain lease agreements pertaining to real property upon which Borrower or a Subsidiary of Borrower operates its business and certain material personal property leases (individually, the “Lease” and collectively, the “Leases”). Schedule 4.17 is complete and correct and fully and accurately describes all Leases to which Borrower and/or any of its Subsidiaries are a party. Borrower has provided Lender with landlord waivers, in form and substance satisfactory to Lender, with respect to all real estate Leases, each of which landlord waivers has been duly executed by the landlord or such landlord’s duly authorized representative and each of which landlord waiver is fully enforceable under the terms and conditions of the Leases and applicable state, local or municipal law.

Section 4.18 Patents, Trademarks, Copyrights and Licenses. Each of Borrower and its Subsidiaries owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its business without any known conflict with the rights of others. All such patents, trademarks, service marks, trade names, copyrights, licenses and other similar rights are listed on Schedule 4.18 attached hereto.

Section 4.19 Priority of Liens. The security interests and liens granted to Lender under this Agreement and the other Loan Documents constitute valid and duly perfected first-priority Liens and security interests in and upon the Collateral, subject only to Permitted Liens.

Section 4.20 Continuous Nature of Representations and Warranties. Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain accurate, complete and not misleading each time made during the term of this Agreement, except for changes in the nature of Borrower’s or its Subsidiaries’ business or operations that would render the information in this Agreement or the other Loan Documents, or any exhibit attached hereto or thereto either inaccurate, incomplete or misleading, so long as Lender has consented to such changes or such changes are expressly permitted by this Agreement, and except for such representations and warranties that by their nature are limited only to a specific date.

24

ARTICLE V

AFFIRMATIVE COVENANTS

Without the prior written consent of Lender, Borrower will at all times comply with the covenants contained in this Article V, from the date hereof and for so long as any part of the Obligations or the Commitment is outstanding.

Section 5.01 Financial Statements and Reports. Borrower and all Subsidiaries will promptly furnish to Lender such information regarding the business and affairs and financial condition of Borrower and all its Subsidiaries as Lender may reasonably request, and will furnish to Lender:

(a) Annual Financial Statements. As soon as available and in any event within one hundred twenty (120) days after the close of each fiscal year of Borrower, audited financial statements of Borrower and its Subsidiaries, consisting of the consolidated and consolidating, if applicable, balance sheets, income statements and statements of cash flow of Borrower and its Subsidiaries as at the end of such year and for the fiscal year then ended, setting forth in each case in comparative form figures for the previous fiscal year, all prepared in accordance with GAAP, consistently applied, and in a manner acceptable to Lender and certified by an independent public accounting firm acceptable to Lender;

(b) Monthly Financial Statements. As soon as available and in any event within thirty (30) days after the end of each calendar month, the consolidated and consolidating, if applicable, unaudited balance sheets of Borrower and its Subsidiaries, at the end of such month and the consolidated and consolidating, if applicable, income statements and statements of cash flow of Borrower and its Subsidiaries, for such month and for the period from the beginning of the fiscal year to the end of such month, setting forth in each case in comparative form figures for the previous fiscal year, prepared on a basis consistent with prior internal practices;

(c) Compliance Certificate. Concurrently with any financial statement delivered at the end of any quarter and annual financial statements pursuant to Section 5.01(a) and (b) hereof, Borrower shall also provide a Compliance Certificate which (a) states that the information on any and all schedules to this Agreement is complete and accurate as of the date of such certificate or, if such is not the case, attaches to such certificate updated schedules, and (b) states that, based on a reasonably diligent examination, no Default or Event of Default, has occurred or exists, or, if such is not the case, specifies such Default or Event of Default, and its nature, when it occurred, whether it is continuing and the steps taken or being taken by Borrower with respect thereto. Lender shall receive from Borrower sufficient information, the form and content in Lender’s discretion, demonstrating the method and supporting calculations used in order to establish compliance with Sections 5.01(a) and (b) hereof.

(d) Monthly Bank Statements. As soon as available and in any event within ten (10) days after the end of each calendar month with respect to each Operating Account and Blocked Account maintained in US Dollars (or, upon request with respect to accounts maintained in any other currency), Borrower and each Subsidiary shall provide Lender with a copy of all bank statements on all cash accounts, including, without limitation, all Operating Accounts and Blocked Accounts;

25

(e) Monthly Customer Statements. At Lender’s request, copies of all statements or invoices sent to Borrower’s customers as of the end of such month;

(f) Borrowing Base Reports (Generally). Upon each request for an Advance hereunder (and, in any event no less than once per week), a report in such form as Lender may request, reflecting the Eligible Accounts of Borrower as of the end of the preceding week and calculating the Accounts Advance Amount based thereon, together with the account agings, cash receipt journals or copies of checks, invoices for new billings, sales journals and backup for all miscellaneous credits and debits, purchases journals and cost of goods sold reports and inventory reports, which Lender reasonably requests to support such report. Such report shall include, but will not necessarily be limited to: (i) an aging of all accounts payable and accounts receivable of Borrower showing all Accounts aged by invoice date, (ii) an Inventory perpetual report for Borrower and a schedule that lists Inventory by item, cost and location, and (iii) the amount of sales and receipts of Borrower during the preceding week and such other information as Lender may reasonably request;

(g) Monthly Borrowing Base Reports. As soon as available and in any event within fifteen (15) days (or earlier if deemed necessary by Lender in its sole discretion) after the end of each calendar month, a report in such form as Lender may request, reflecting the Eligible Accounts of Borrower as of the end of the preceding month and calculating the Accounts Advance Amount based, thereon, together with the account agings, cash receipt journals or copies of checks, invoices for new billings, sales journals and backup for all miscellaneous credits and debits, and inventory reports, which Lender reasonably requests to support such reports. Such reports shall also reflect the amount of sales and receipts of Borrower during the preceding month, a roll-forward of accounts receivable and such other information as Lender may reasonably request. Such report shall also include, but will not necessarily be limited to: (i) an aging of all accounts payable and accounts receivable of Borrower showing all Accounts aged by invoice date, (ii) an Inventory perpetual report for Borrower and a schedule that lists Inventory by item, cost and location, and (iii) a reconciliation of all schedules in connection with the reports required in Section 5.01(b) hereof;

(h) Excise Taxes Reporting. As requested by Lender, satisfactory evidence of payment of applicable excise taxes in each jurisdiction in which (i) Borrower conducts business or is required to pay any such excise tax, (ii) where Borrower’s failure to pay any such applicable excise tax would result in a Lien on the properties or assets of Borrower, or (iii) where Borrower’s failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Effect.

(i) State and/or Federal Tax Returns. When filed, or required to be filed by applicable law, by Borrower, copies of Borrower’s federal and state income tax returns and any amendments thereto, filed with the applicable federal or state office for the filing of such tax returns upon request of the Lender therefor.

26

(j) Term Loan Reports. When delivered, or required to be delivered to Term Loan Agent pursuant to the Term Loan Agreement, a copy of any quarterly compliance certificate delivered thereunder.

(k) Other Reports. Such other reports as to the Collateral or the financial condition, operations, and business affairs of Borrower and Loan Party, as Lender may reasonably request from time to time.

All balance sheets and other financial statements referred to in this Section 5.01 shall be in such detail as Lender may reasonably request and shall conform to GAAP applied on a basis consistent with those of the Financial Statements, except only for such changes in accounting principles or practice with which independent certified public accountants concur and which are acceptable to Lender.

Section 5.02 Compliance with Laws; Payment of Taxes and Other Claims. The Borrower and Borrower’s Properties are and will continue to be in compliance with all federal, state and local acts, rules and regulations, and all orders of any federal, state or local legislative, administrative or judicial body or official, except to the extent the failure to so comply would not have a material adverse effect on Borrower. Borrower has obtained and will continue to maintain all permits, approvals, authorizations and licenses necessary to conduct its business as presently conducted, except to the extent the failure to have such permits, approvals, authorizations or licenses would not have a material adverse effect on Borrower.

Section 5.03 Maintenance. Borrower will and will cause each Subsidiary to: (a) maintain its corporate, partnership or limited liability company, as applicable, existence, rights and franchises; (b) observe and comply with all valid laws, statutes, codes, acts, ordinances, judgments, injunctions, rules, regulations, certificates, franchises, permits and licenses of all federal, state, county, municipal and other governmental authorities; (c) maintain its Properties (and any Properties leased by or consigned to it or held under title retention or conditional sales contracts) in good and workable condition (ordinary wear and tear excepted) at all times and make all repairs, replacements, additions, betterments and improvements to its Properties as are needful and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times; (d) not misuse, abuse, waste, destroy, endanger or allow its Properties to deteriorate; (e) protect the title to the Collateral; and (f) maintain and keep books of records and accounts, all in accordance with GAAP, consistently applied, of all dealings and transactions in relation to its business and activity.

Section 5.04 Further Assurances. Borrower will and will cause each Subsidiary to cure promptly any defects in the execution and delivery of the other Loan Documents, including, without limitation, this Agreement. Borrower at its expense will promptly execute and deliver to Lender upon request all such other and further documents, agreements and instruments, and do all such additional and further acts, filings, deeds and give such assurances necessary or appropriate in order to effectuate the agreements of Borrower or any Subsidiary in the Loan Documents, including, without limitation, this Agreement, or to further evidence and more fully describe the collateral intended as security for the Revolving Credit Facility, or to correct any omissions in the Loan Documents, or more fully to state the security obligations set out herein or in any of the Loan Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Loan Documents, or to make any recordings, to file any notices, or obtain any consents, all as may be necessary or appropriate in connection therewith.

27

Section 5.05 Reimbursement of Expenses. Borrower agrees to reimburse Lender on demand for the actual amount of all costs and expenses, including attorneys’ fees, fees of auditors and accountants, and investigation expenses, which Lender may incur, together with interest at the rate specified in Section 2.02 hereof, in: (a) preparing, amending, interpreting, administering and enforcing this Agreement and any and all other Loan Documents contemplated hereby; (b) protecting, preserving or enforcing any lien, security or other right granted by Borrower to Lender or arising under applicable law, whether or not suit is brought, including protecting the Properties or business of Borrower or any Subsidiary or to collect the amounts due under the Revolving Credit Facility; (c) defense of Lender’s ownership rights in the Collateral including its priority or (d) connection with any federal or state insolvency proceeding commenced by or against Borrower, or any subpoena or other legal process in any way relating to Borrower, including those arising out of the automatic stay, seeking dismissal or conversion of the bankruptcy proceeding or opposing confirmation of Borrower’s plan thereunder. This provision shall survive termination of this Agreement. Notwithstanding the existence of any law, statute, rule or otherwise, in any jurisdiction which may provide Borrower with a right to attorneys’ fees or costs, Borrower hereby waives any and all rights to seek such attorneys’ fees or costs and Borrower agrees that Lender exclusively shall be entitled to indemnification and recovery of any and all attorneys’ fees or costs in respect to any litigation based hereon, arising out of, or related hereto, whether under, or in connection with, this and/or any agreement executed in conjunction herewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of either party.

Section 5.06 Insurance. Borrower and each Subsidiary now maintains and will continue to maintain with financially sound and reputable insurers, all forms of insurance as may be required by law including workers compensation insurance, insurance with respect to their respective Properties and businesses against such liabilities, casualties, risks and contingencies and in such types and amounts as is customary in the case of companies engaged in the same or similar businesses and similarly situated but in any event, all assets of Borrower shall be insured for an amount at least equal to the fair market value of such assets. All such policies shall either name Lender as co-insured or there shall be issued to Lender a loss payee endorsement, and shall provide that the insurer shall provide Lender with thirty (30) days prior written notification of the cancellation of such policies. Upon request of Lender, Borrower will furnish or cause to be furnished to Lender from time to time a summary of the insurance coverage of Borrower and the Subsidiaries in form and substance satisfactory to Lender and if requested will furnish Lender copies of the applicable policies.

28

Section 5.07 Right of Inspection. Borrower will permit and will cause each Subsidiary to permit any officer, employee or agent of Lender to visit and inspect any of the Properties of Borrower, or any Subsidiary, to conduct collateral reviews, to examine Borrower’s or any Subsidiary’s books of record and accounts, to take copies and extracts therefrom, and to discuss the affairs, finances and accounts of Borrower or any Subsidiary with Borrower’s or such Subsidiary’s officers, employees, accountants and auditors, all at such times and as often as Lender may desire. Borrower shall reimburse Lender for (i) Lender’s fees, costs, and expenses in connection with three collateral reviews per year, which expenses shall be the greater of $1,300.00 per day or current market rate for on-site collateral reviews plus reasonable additional out-of-pocket expenses incurred in connection with such collateral reviews and (ii) all of Lender’s reasonable fees, costs and expenses (including any fees, costs and expenses incurred by any appraiser) in connection with any appraisal of all or any part of Borrower’s Inventory.

Section 5.08 Notice of Certain Events. Borrower shall promptly notify Lender if Borrower learns of the occurrence of (a) any event which constitutes a Default, together with a detailed statement by a responsible officer of Borrower of the steps being taken to cure the effect of such Default; (b) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture or other evidence of Indebtedness of Borrower or any Subsidiary or of any security (as defined in the Securities Act of 1933, as amended) of Borrower or any Subsidiary with respect to a claimed default, together with a detailed statement by a responsible officer of Borrower specifying the notice given or other action taken by such holder and the nature of the claimed default and what action such Borrower, or such Subsidiary is taking or proposes to take with respect thereto; (c) any legal, judicial or regulatory proceedings affecting Borrower or any Subsidiary or any of the Properties of Borrower or any Subsidiary in which the amount involved is material and is not covered by insurance or which, if adversely determined, would have a material and adverse effect on the business or the financial condition of Borrower or any Subsidiary; (d) any dispute between Borrower or any Subsidiary and any governmental or regulatory body or any other Person which, if adversely determined, might materially interfere with the normal business operations of Borrower or any Subsidiary; or (e) any Material Adverse Changes, either in any case or in the aggregate, in the assets, liabilities, financial condition, business, operations, affairs or circumstances of Borrower or any Subsidiary, from those reflected in the Financial Statements or by the facts warranted or represented in any Loan Document, including without limitation this Agreement.

Section 5.09 ERISA Information and Compliance. Borrower will promptly furnish to Lender (a) if requested by Lender, promptly after the filing thereof with the United States Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of each annual and other report with respect to each Plan or any trust created thereunder, and (b) immediately upon becoming aware of the occurrence of any “reportable event,” as such term is defined in Section 4043 of ERISA, or of any “prohibited transaction,” as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended, in connection with any Plan or any trust created thereunder, a written notice signed by the Chief Executive Officer or Chief Financial Officer of Borrower specifying the nature thereof, what action Borrower or any of its Subsidiaries is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto. Borrower will fund, or will cause its Subsidiaries to fund, all current service pension liabilities as they are incurred under the provisions of all Plans from time to time in effect for the benefit of employees of Borrower or any of its Subsidiaries, and comply with all applicable provisions of ERISA.

29

Section 5.10 Environmental Requirements. Borrower shall and shall cause each Subsidiary to comply with all Environmental Laws applicable to Borrower and/or such Subsidiary or to its Property with respect to occupational health and safety, hazardous waste and substances and environmental matters, including the obtaining of any required Environmental Permit. Borrower shall and shall cause each Subsidiary to promptly notify Lender of its receipt of any notice of a violation or an alleged violation of any such federal laws, state statutes, municipal ordinances or other governmental standards, rules or regulations, including any Environmental Liability and Environmental Action. Borrower shall and shall cause each Subsidiary to indemnify and hold Lender harmless from all loss, cost, damages, claim and expense incurred by Lender on account of Borrower’s failure to perform the obligations of this Section 5.10.

Section 5.11 Additional Guarantors. Borrower shall cause each of its now or hereafter existing Subsidiaries to duly execute and deliver, or become a party to, a Guaranty Agreement with such other Loan Documents as Lender may require as security therefor from time to time.

Section 5.12 Blocked Accounts. At all times during the term of this Agreement, Borrower will maintain Blocked Accounts as required by Section 2.10 hereof, and will direct all collections and other Receipts to such Blocked Accounts in accordance with Section 2.11 hereof.

Section 5.13 Subordinated Debt Legend and Inspection.

(a) Borrower shall cause each instrument or document which now or hereafter evidences all or any portion of the Subordinated Debt to be conspicuously marked with a legend as provided in the subordination agreement related thereto.

(b) Borrower shall and shall cause each Subsidiary to permit Lender at any reasonable time, and from time to time, to examine and make copies and abstracts from Borrower’s and each Subsidiary’s books, records, instruments and documents evidencing or pertaining to the Subordinated Debt.

Section 5.14 System of Accounting. Borrower agrees to maintain a system of accounting that enables Borrower to produce financial statements in accordance with GAAP, and to cooperate with Lender to allow Lender to consult with its independent certified public accountants if Lender reasonably requests the right to do so and that, in such connection, its independent certified public accountants are authorized to communicate with Lender and to release to Lender whatever financial information concerning Borrower that Lender reasonably may request and Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Lender pursuant to or in accordance with this Agreement, and agrees that Lender may contact directly any such accounting firm or service bureau in order to obtain such information.

30

ARTICLE VI

NEGATIVE COVENANTS

Without the prior written consent of Lender, Borrower will at all times comply with the covenants contained in this Article VI, from the date hereof and for so long as any part of the Obligations or the Commitment is outstanding.

Section 6.01 Debts, Guaranties and Other Obligations. Borrower will not, and will not permit any Subsidiary to incur, create, assume or in any manner become or be liable in respect of any Indebtedness (including obligations for the payment of rentals); and no Borrower will, or will permit a Subsidiary to, guarantee or otherwise in any way become or be responsible for obligations of any other Person, except that the foregoing restrictions shall not apply to (i) the Obligations to Lender; (ii) Indebtedness (including Subordinated Indebtedness) which is subordinated to the Obligations owing under the Revolving Credit Facility by terms satisfactory to Lender, in its sole discretion; (iii) current indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, taxes or labor; (iv) any other Indebtedness to which Lender has expressly consented in writing; (v) the Term Loan Debt.

Section 6.02 Liens. Borrower will not, and will not permit any Subsidiary to create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except the following (the “Permitted Liens”):

(a) Liens securing the payment of the Obligations to Lender;

(b) Liens for taxes, assessments, or other governmental charges not yet due or which are being contested by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor;

(c) Liens of landlords, vendors, carriers, warehousemen, mechanics, laborers and materialmen arising by law in the ordinary course of business for sums not yet due or, subject to the written approval of Lender, being contested by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor;

(d) Liens existing on Property owned by Borrower or any Subsidiary on the date of this Agreement which (i) have been disclosed to and permitted by Lender in writing and listed on Schedule 6.02 attached hereto, but not any renewals and extensions thereof or (ii) are subject to an intercreditor agreement, in form and substance acceptable to Lender, duly executed by Borrower and the holder of such Lien;

(e) pledges or deposits made in the ordinary course of business in connection with workmen’s compensation, unemployment insurance, social security and other like laws;

(f) Liens in favor of Term Loan Agent, for the benefit of itself and the Term Loan Lenders pursuant to the Term Loan Documents, so long as such Liens are subject to the Intercreditor Agreement; and

31

(g) inchoate liens arising under ERISA to secure the contingent liability of Borrower or any Subsidiary permitted by Section 5.09 hereof.

Section 6.03 Investments, Loans and Advances. Borrower will not, and will not permit any Subsidiary to, make or permit to remain outstanding any loans or advances to or investments in any Person, except that the foregoing restriction shall not apply to:

(a) loans, advances or investments the material details of which have been set forth in the Financial Statements or have been otherwise disclosed to Lender in writing prior to the execution of this Agreement;

(b) investments in direct obligations of the United States of America or any agency thereof;

(c) investments in any of Borrower’s foreign Subsidiaries, solely to the extent that such investments were made prior to the Closing Date;

(d) investments in certificates of deposit issued by commercial banks in the United States having a combined capital and surplus in excess of Fifty Million and No/100 Dollars ($50,000,000.00);

(e) investments in commercial paper with the best rating by Standard & Poor’s, Moody’s Investors Service, Inc., or any other rating agency satisfactory to Lender issued by companies in the United States with a combined capital and surplus in excess of One Hundred Million Dollars and No/100 ($100,000,000.00).

Section 6.04 Dividends, Distributions and Redemptions. Borrower shall be entitled to make Distributions (including dividends and redemptions) so long as (a) as of the date of such Distribution and after giving effect thereto, no Event of Default exists, (b) Borrower would have positive Availability after giving effect to such Distribution, (c) as of the most recent test date under 6.15, Borrower would have a Fixed Charge Coverage Ratio no less than the ratio required as of such test date under such Section, determined as of such test date for the trailing twelve (12) month period then ended and calculated on a pro forma basis as if such Distribution were made during such period and (d) Borrower shall deliver to Lender not less than 10 (nor more than 30) days’ prior written notice of such intended Dividend together with a Compliance Certificate demonstrating compliance with the foregoing.

Section 6.05 Sale of Assets. Except in accordance with Borrower’s ordinary course of business, Borrower will not, and will not permit any Subsidiary to, sell, lease, assign, transfer or otherwise dispose of (i) Collateral, except as otherwise specifically permitted by this Agreement, or (ii) all or any substantial part of its assets, if any, which do not constitute Collateral.

Section 6.06 Corporate Change. Borrower will not, and will not permit any Loan Party to, amend its organizational documents or otherwise change its name or structure, or consolidate with or merge into or acquire any Person, or permit any other Person to consolidate with or merge into or acquire Borrower or any Loan Party or acquire the Stock of any Person or form any Subsidiary, without prior approval of Lender or permit any material change to be made in the character of its business as carried on at the date hereof.

32

Section 6.07 ERISA Compliance. Borrower will not permit any Plan maintained by it or any Subsidiary to:

(a) engage in any “prohibited transaction” as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended;

(b) incur any “accumulated funding deficiency” as such term is defined in Section 302 of ERISA; or

(c) terminate any such Plan in a manner which could result in the imposition of a Lien on the Property of Borrower or any Subsidiary pursuant to Section 4068 of ERISA.

Section 6.08 Changes in Accounting Methods. So long as consistent with GAAP and first disclosed to Lender, in writing, Borrower may, and may permit any Subsidiary to, make any change in its accounting method as in effect on the date of this Agreement or change its fiscal year ending date.

Section 6.09 Transactions With Affiliates. Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into any transaction (including, but not limited to, the sale or exchange of property or the rendering of any service) with any Affiliate, other than in the ordinary course of its business and upon substantially the same or better terms as it could obtain in an arm’s length transaction with a Person who is not an Affiliate.

Section 6.10 Use of Proceeds. Borrower will not use the proceeds of the Revolving Credit Facility for purposes other than those set forth in Section 4.11 hereof.

Section 6.11 Priming Loans. Borrower will not, and will not permit any Subsidiary to, violate any laws, statutes or regulations, whether federal or state, for which forfeiture of its properties is a potential penalty.

Section 6.12 [Reserved].

Section 6.13 [Reserved].

Section 6.14 [Reserved].

Section 6.15 Fixed Charge Coverage Ratio. On August 31, 2023 and on the last day of each quarter thereafter during the term of this Agreement, Borrower shall maintain, as of the last day of each fiscal quarter a Fixed Charge Coverage Ratio for the immediately preceding twelve (12) month period of not less than 1.20 to 1.00.

Section 6.16 [Reserved].

33

Section 6.17 Restricted Payments. Borrower shall not, directly or indirectly, declare, order, pay, make or set apart any sum for any payment or prepayment of principal, premium, if any, or interest on, any Subordinated Debt to the extent prohibited by any subordination agreement applicable to such Subordinated Debt.

Section 6.18 Subordinated Loan Documents. Borrower will not change or amend the terms of any Subordinated Debt or any of the documents related thereto without the written consent of Lender.

Section 6.19 No Deposit Account Debit Loans. Borrower shall neither, without the express written consent of Lender, which may be withheld in Lender’s business judgment, authorize nor permit any Person to exercise or exert any form of control over any of Borrower’s Deposit Accounts nor permit any Person to electronically debit any of Borrower’s Deposit Accounts in connection with what is commonly referred to as a cash advance lending relationship or one in which Borrower’s future Accounts are sold, and repayment is automatically made by electronic debits to an Operating Account.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01 Events. Any of the following events shall be considered an “Event of Default” as that term is used herein:

(a) Principal and Interest Payments. Default is made in the payment or prepayment when due of any installment of principal or interest on any Advance or any other Obligations; or

(b) Representations and Warranties. Any representation or warranty made by Borrower, any Subsidiary or any Guarantor in any Loan Document, including this Agreement, in particular Article IV, proves to have been incorrect in any material respect as of the date thereof; or any representation, statement (including financial statements), certificate or data furnished or made by Borrower, any Subsidiary or any Guarantor (or any officer, accountant or attorney of Borrower or any Subsidiary) under any Loan Document, including this Agreement, proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified; or

(c) Covenants. Default is made in the due observance or performance of any of the covenants or agreements contained in Article V or Article VI of this Agreement or the Loan Documents if such default continues for a period of ten (10) days after Borrower’s actual knowledge or receipt of written notice thereof; provided that such ten (10) day period shall not apply in the case of (i) any default by any Loan Party under Section 5.01 or 6.15 of this Agreement; (ii) any default of such covenant or agreement which is not capable of being cured at all or within such ten (10) day period, or which has been the subject of a prior failure two (2) or more times during the term of this Agreement; (iii) an intentional breach by an Loan Party of any such covenant or agreement; or (iv) the occurrence of any event described in any other clause of this Section 7.01; or

34

(d) Conditions Precedent. Borrower fails to satisfy, or cause to be satisfied, any of the conditions precedent contained in Article VIII hereof; or

(e) Other Loan Document Obligations. Default is made in the due observance or performance by Borrower, any Subsidiary or any Guarantor of any of the covenants or agreements contained in this Agreement or any other Loan Document other than this Agreement, and such default continues unremedied beyond the expiration of any applicable grace period which may be expressly allowed under this Agreement or such other Loan Document; or

(f) Bankruptcy Proceedings. Borrower or any Loan Party shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its Property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal Bankruptcy Code (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such Bankruptcy Code, or (viii) take any action for the purpose of effecting any of the foregoing; or

(g) Discontinuance of Business. Borrower or any Loan Party discontinues its usual business; or

(h) Default on Other Debt or Security. Borrower or any Loan Party fails to make any payment due on any Indebtedness or security (as “security” is defined in the Securities Act of 1933, as amended) or any event shall occur or any condition shall exist in respect of any Indebtedness or security of Borrower or any Loan Party or under any agreement securing or relating to such Indebtedness or security, the effect of which is (i) to cause or to permit any holder of such Indebtedness or other security or a trustee to cause (whether or not such holder or trustee elects to cause) such Indebtedness or security, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or (ii) to permit a trustee or the holder of any security (other than common Stock of Borrower or any Subsidiary) to elect (whether or not such holder or trustee does elect) a majority of the directors or managers of Borrower or any Loan Party; or

(i) Undischarged Judgments. If judgment for the payment of money in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) is rendered by any court or other governmental body against Borrower or any Loan Party and Borrower or any Loan Party does not immediately discharge the same or provide for its immediate discharge in accordance with its terms, or procure a stay of execution thereof within thirty (30) days from the date of entry thereof, and within said period of thirty (30) days from the date of entry thereof or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal while providing such reserves therefor as may be required under GAAP; or

35

(j) Insolvency. Borrower or any Loan Party shall be or become insolvent; or

(k) Fraudulent Transfers. If Borrower or any Loan Party shall have concealed, removed, or permitted to be concealed or removed, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent transfer or similar law; or shall have made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its Property through legal proceedings or distraint or other process which is not vacated within sixty (60) days from the date thereof; or

(l) Forfeiture. The filing of formal charges under a federal or state law for which forfeiture of Borrower’s or any Loan Party’s Property with a value in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) is a potential penalty; or

(m) Challenge to Agreement or any Other Loan Document. Borrower or any or any Loan Party or any Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender; or

(n) Repudiation of or Default under Guaranty Agreement. Any Guarantor shall revoke or attempt to revoke the Guaranty Agreement signed by such Guarantor, or shall repudiate such Guarantor’s liability thereunder or shall be in default under the terms thereof; or

(o) Revocation Proceeding. Any regulatory officer in the State of Texas or in any other state in which Borrower or any Subsidiary has a location brings an action or proceeding to revoke or otherwise attempts to revoke any license issued to Borrower or any Subsidiary; or

(p) Process Against Borrower. The issuance of an injunction or order of attachment, or any other process which is prior to a final judgment, for a claim of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) or more against Borrower or any Subsidiary, or any of Borrower’s or such Subsidiary’s Property, or any Property pledged to secure the Obligations; or

36

(q) Margin Stock. The failure of Borrower, any Loan Party or the Property pledged to secure the Obligations to comply with Regulations U or X of the Board of Governors of the Federal Reserve System, as amended; or

(r) Decline in Value of Collateral. Any deterioration, impairment or decline in character or value of any part of the Collateral subject to a Lien in favor of Lender to secure the Obligations (whether actual or reasonably anticipated) that causes such Collateral in the Permitted Discretion of Lender to become unsatisfactory as to character or value; or

(s) [Reserved.

(t) Change of Control. The occurrence of a Change of Control; or

(u) Payments on Subordinated Debt. Borrower shall make any payment on account of the Subordinated Debt, except as is permitted by documentation which has been approved by Lender; or

(v) Repudiation of or Default under Subordination Agreement. Borrower or any Subsidiary shall revoke or attempt to revoke a subordination agreement signed by Borrower or such Subsidiary, or shall repudiate Borrower’s or such Subsidiary’s liability thereunder or shall be in default under the terms thereof.

(w) Term Loan Agreement. The occurrence of a Default or Event of Default as defined in and under the Term Loan Agreement.

Section 7.02 Remedies. Upon the happening of any Event of Default specified in Section 7.01 hereof, (a) Lender may declare the entire principal amount of all Obligations then outstanding including interest accrued thereon to be immediately due and payable (provided, that the occurrence of any event described in Sections 7.01(g) or 7.01(h) hereof shall automatically accelerate the maturity of the Obligations, without the necessity of any action by Lender) without presentment, demand, protest, notice of protest or dishonor, notice of default, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or other notice of any kind, all of which are hereby expressly waived by Borrower and each other Loan Party; (b) all obligations, if any, of Lender hereunder, including the Commitment, shall immediately cease and terminate unless and until Lender shall reinstate same in writing; (c) In addition to and not in limitation of any of the other rights and remedies provided to Lender hereunder or under the other Loan Documents in connection with the Property of Borrower and the other Loan Parties in which Lender has a Lien, Borrower hereby agrees that upon request by Lender after the occurrence of an Event of Default, Borrower shall, and shall cause each Loan Party to, cooperate with Lender in the transfer of, and will, and will cause each Loan Party to, execute all documentation requested by Lender in connection with the transfer of, to such Person as shall be directed by Lender, any or all of the Property then held by the Loan Parties, and in connection therewith Borrower agrees, and will cause each Loan Party to agree, to take all other actions reasonably necessary in order to effectuate the transfer of any or all of such Property; (d) Lender shall be entitled to any form of equitable relief that may be appropriate without having to establish any inadequate remedy at law or other grounds other than to establish that its Collateral is subject to being improperly used, moved, dissipated or withheld from Lender; (e) Lender shall be entitled to freeze, debit and/or effect a set-off against the Borrower’s Deposit Accounts, and Borrower’s Blocked Accounts; (f) Lender may seek equitable relief, including, but not limited to, injunctive or receivership remedies and Borrower waives any requirement that Lender post or otherwise obtain or procure any bond, whether otherwise required under state or federal law or rules of court. Alternatively, in the event Lender, in its sole and exclusive discretion, desires to procure and post a bond, Lender may procure and file with the court a bond in an amount up to and not greater than $10,000.00 notwithstanding any common or statutory law requirement to the contrary and upon Lender’s posting of such bond it shall be entitled to all benefits as if such bond was posted in compliance with law. Borrower waives any right it may be entitled to, including an award of attorney’s fees or costs, in the event any equitable relief sought by and awarded to Lender is thereafter, for whatever reason(s), vacated, dissolved or reversed. All post-judgment interest shall bear interest at the rate of eighteen percent (18%) as provided by V.T.C.A. Finance Code § 304.002; (g) all of Borrower’s rights of access that may be made available to Borrower to any online internet services that Lender may make available to Borrower shall be provisional pending any curing of such Events of Default. During such period of time, Lender may limit or terminate Borrower’s access to Lender’s online services. Borrower acknowledges that the information Lender makes available to Borrower constitutes and satisfies any duty to respond to a Request for an Accounting or Request regarding a Statement of Account that is referenced in § 9-210 of the UCC; and (h) Borrower acknowledges that Lender shall have no duty to undertake to collect any Accounts, including those in which Lender receives information from any Account Debtor that a dispute exists. In the event Lender undertakes to collect from or enforce an obligation of any Account Debtor and ascertains that the possibility of collection is outweighed by the likely costs and expenses that will be incurred, Lender may at any such time cease any further collection efforts and such action shall be considered commercially reasonable. Before Borrower may, under any circumstances, seek to hold Lender responsible for taking any action perceived to be commercially unreasonable, Borrower shall be required to first notify Lender, in writing, of all reasons why Borrower believes Lender has acted in any commercially unreasonable manner and advise Lender of the action that Borrower believes Lender should take.

37

Section 7.03 Prohibition of Transfer, Assignment and Assumption. This Agreement pertains to the extension of debt financing and financial accommodations for the benefit of Borrower and each other Loan Party and cannot be transferred to, assigned to or assumed by any other Person either voluntarily or by operation of law. In the event Borrower or any Loan Party becomes a debtor under the Bankruptcy Code of the United States or under the law of any foreign country, any trustee or debtor in possession may not assume or assign this Agreement nor delegate the performance of any provision hereunder.

Section 7.04 Right of Setoff. Lender and any agent bank of Lender is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by Lender or any agent bank of Lender to or for the credit or the account of Borrower against any and all of the Obligations of Borrower, irrespective of whether or not Lender shall have made any demand under this Agreement and although such obligations may, be unmatured. Lender agrees promptly to notify Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Lender under this Section 7.04 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have. The rights contained in this Section 7.04 shall inure to the benefit of any participant in any loans made hereunder.

Section 7.05 Characterization of Lender’s Rights in the Accounts. It is the intention of the Borrower and Lender that the Advances made in connection with Borrower’s Accounts shall, at the option of the Lender at any time, including the option to exercise this right retroactively, constitute a purchase of Accounts as provided by 9-109(e) of the Uniform Commercial Code as in effect in the State of Texas conclusively establishing that all such outstanding and unpaid Accounts and all Proceeds shall be the exclusive property of Lender and an “account purchase transaction” as defined by V.T.C.A., Finance Code 306.001(1) as is authorized by Texas Finance Code § 306.103(b) and that the effect of such election shall conclusively establish that this Agreement is not one for the use, forbearance or detention of money.

Section 7.06 Successor Entities. In the event Borrower’s principal(s) including, but not limited to its officer(s) or director(s), during the term of this Agreement or while Borrower remains liable to Lender for any Obligations under this Agreement, directly or indirectly, including acting by, through or in conjunction with any other person, causes to be formed a new entity or otherwise become associated with any new or existing entity, whether a Registered Organization or otherwise, which entity is in a business similar to or competitive with that of Borrower and Lender determines that the formation of such Successor Entity is or is likely to be responsible, in whole or in part, for a material reduction in the Borrower’s EBITDA or Net Income, such entity (“Successor Entity”) shall be deemed to have expressly assumed the Obligations due Lender under this Agreement. With respect to any such entity, Lender shall be deemed to have been granted Lender an irrevocable power of attorney with authority to file, naming such newly formed or existing entity as Debtor, an initial UCC-1 financing statement and to have it filed with any and all appropriate secretaries of state or other UCC filing offices. Lender shall be held harmless by Borrower and its principals and be relieved of any liability as a result of Lender’s authentication and filing of any such financing statement or the resulting perfection of its ownership or Security Interests in such entity’s assets. Lender shall have the right to notify such entity’s Payors of Lender’s rights, including without limitation, Lender’s right to collect all Accounts, and to notify any creditor of such entity that Lender has such rights in such entity’s assets. None of the above actions will be taken until Lender first gives Borrower written notice that Lender has discovered the Successor Entity and that within five (5) days, Borrower shall provide Lender with adequate assurances to, in Lender’s Business Judgment, enables Lender to conclude that the Successor Entity is not operating or otherwise conducting business that may materially adversely affect Lender’s rights under this Agreement.

38

ARTICLE VIII

CONDITIONS

The obligation of Lender to make the Advances under the Revolving Credit Facility is subject to the accuracy of each and every representation and warranty of Borrower and each other Loan Party made or referred to in each Loan Document, including this Agreement, or in any certificate delivered to Lender pursuant to or in connection with any Loan Document, including this Agreement, to the performance by Borrower of its obligations to be performed hereunder on or before the date of any Advance, and to the satisfaction of the following further conditions which must be satisfied as of the date of this Agreement or advance under the Revolving Credit Facility.

Section 8.01 Closing. The delivery of all instruments and certificates referred to in this Article VIII not theretofore delivered and for the making of the initial loans provided for in Article II of this Agreement shall occur on or before the Closing Date.

Section 8.02 Officer’s Certificate. Lender shall have received a closing certificate signed by the President, Chief Executive Officer of Chief Financial Officer of Borrower, dated as of the Closing Date, stating that (a) all representations and warranties set forth in this Agreement and the other Loan Documents are true and correct on and as of the Closing Date and (b) on the Closing Date no Default or Event of Default has occurred or is continuing.

Section 8.03 Secretary’s Certificate. Lender shall have received a certificate of the Secretary or Assistant Secretary (or other equivalent officer, partner or manager) of Borrower in form and substance satisfactory to Lender dated as of the Closing Date which shall certify (a) copies of the resolutions, in form and substance satisfactory to Lender, of the board or directors, managers or other equivalent governing body of Borrower authorizing (x) the execution, delivery and performance of this Agreement and the other Loan Documents to which Borrower is a party and (y) the granting by Borrower of the security interests in and liens upon the Collateral to secure the Obligations (and such certificate shall state that such resolutions have not been amended, modified, revoked or rescinded as of the Closing Date), (b) the incumbency and signature of the officers of Borrower authorized to execute this Agreement and the other Loan Documents, (c) certified copies of the organizational documents of Borrower as in effect on the Closing Date, complete with all amendments thereto, and (d) the good standing (or equivalent status) of Borrower in its jurisdiction of organization and each applicable jurisdiction where the conduct of such Borrower’s business activities or the ownership of its properties necessitates qualification, as evidenced by good standing certificate(s) (or the equivalent thereof issued by any applicable jurisdiction), issued by the Secretary of State or other appropriate official of each such jurisdiction.

Section 8.04 Opinion of Borrower’s Counsel. Lender shall have received on or before the Closing from counsel for Borrower and each Loan Party a favorable written opinion in a form and content satisfactory to Lender and its counsel.

Section 8.05 Counsel of Lender. At the time of the loans hereunder, all legal matters incident to the transactions herein contemplated shall be satisfactory to counsel of Lender.

Section 8.06 No Default. At the time of each loan hereunder, no Default shall have occurred, and there shall not have occurred any condition, event or act which constitutes, or with notice or lapse of time (or both) would constitute a default or event of default under any loan agreement, note agreement or trust indenture to which Borrower or any Loan Party is a party.

39

Section 8.07 No Material Adverse Changes. Prior to each Advance, there shall have occurred, in the opinion of Lender, no Material Adverse Changes, either in any case or in the aggregate, in the assets, liabilities, financial condition, business, operations, affairs or circumstances of Borrower or any Loan Party from those reflected in the Financial Statements or by the facts warranted or represented in any Loan Document.

Section 8.08 Loan Documents and Information. Borrower shall have duly and validly executed and delivered, or caused to be executed and delivered, to Lender the Loan Documents and the following instruments, each in form and substance satisfactory to Lender, in sufficient executed counterparts for recording purposes, as security for the Obligations and shall have delivered the following documents containing information necessary to the preparation and perfection of the liens created by such instruments:

(a) an Amended and Restated Limited Guaranty Agreement, executed by Sunandan Ray in favor of Lender;

(b) a First Amendment to Intercreditor Agreement, by and among Lender, Term Loan Agent, and Borrower;

(c) a Amended and Restated General Subordination Agreement, by and between Borrower and Frangipani Trade Services, Inc.; and

(d) an First Amendment to Intercreditor, by and between Borrower, Lender, Unique Logistics Holdings Limited, a Hong Kong corporation and Term Agent.

Section 8.09 Guaranties. Borrower shall cause each Person required by Lender to serve as a guarantor of the Borrower’s Obligations, to execute and deliver to Lender, in form and substance satisfactory to Lender, a Guaranty Agreement.

Section 8.10 Recordings. The applicable Loan Documents, including financing statements, security agreements and other notices related thereto, shall have been duly delivered to the appropriate offices for filing, recording or registration, and Lender shall have received confirmations of receipt thereof from the appropriate filing, recording or registration offices.

Section 8.11 Landlord, Mortgagee and Warehouseman Waivers. Each landlord of Borrower and/or its Subsidiaries, or mortgagee of any of Borrower’s and/or its Subsidiaries’ real property, and warehousemen of Borrower and/or its Subsidiaries who store or otherwise have possession of Borrower’s and/or its Subsidiaries’ assets each as disclosed on Schedule 4.17, shall, upon request of Lender therefor, used commercially reasonable efforts to have executed and delivered, in form and substance satisfactory to Lender, in sufficient executed counterparts for recording purposes, waivers of any Liens to which it may be entitled, in favor of Lender, and other provisions that may be required by Lender to fully protect Lender’s Security Interest in the Collateral.

40

Section 8.12 Closing Fee. Lender shall have received, in immediately available funds, the Closing Fee.

Section 8.13 [Reserved].

Section 8.14 Financial Condition. The results of the examination by Lender of the financial condition of Borrower and each of its Subsidiaries including, but limited to, the examination of the Financial Statements and analysis of related data, shall be satisfactory to Lender, in its sole and absolute discretion.

Section 8.15 Additional Matters. Lender shall have received all exhibits, annexes schedules herein referenced and such additional reports, certificates, documents, statements, legal opinions, agreements and instruments, in form and substance reasonably satisfactory to Lender, as Lender shall have reasonably requested from Borrower, each Loan Party and their respective counsel.

Section 8.16 Revolving Credit Advances. Advances under the Revolving Credit Facility shall further be subject to the following specific conditions:

(a) There shall have been no Default under this Agreement nor under any of the other Loan Documents;

(b) The financial statements shall have been furnished and shall be, as of the date thereof, true and correct, and all other financial information required by Lender shall have been furnished and shall be, as of the date of the requested advance, true and correct; and

(c) The financial condition of Borrower and each of its Subsidiaries, as shown by the most recent financial statements described in Section 5.01(b) hereof, shall be acceptable to Lender, in its sole discretion.

Section 8.17 No Litigation. No action, proceeding, investigation, regulations or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of disagreement or the consummation of the transactions contemplated hereby, other than as set forth on Schedule 8.17 attached hereto.

Section 8.18 Reserved.

Section 8.19 Background Check. Lender shall have completed a background check with respect to such members of Borrower’s management team as Lender shall deem necessary, and the results of which shall be satisfactory to Lender in its sole discretion.

Section 8.20 Blocked Accounts. Borrower shall have established the Blocked Accounts (including lockboxes) required by Section 2.10 hereof pursuant to executed blocked account and lockbox agreements in form and substance satisfactory to Lender, in its sole discretion.

41

Section 8.21 [Reserved].

Section 8.22 Insurance. Lender shall have received evidence of insurance and loss payee or additional insured, as applicable, endorsements required hereunder and under the other Security Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as a lender loss payee or additional insured, as its interest may appear, as applicable.

Section 8.23 Subordination Agreements. The Subordinated Lenders will enter into a Subordination Agreement with Lender in form and substance satisfactory to Lender in its sole discretion which will subordinate all the outstanding Indebtedness of Borrower owing to such Subordinated Lender to the Obligations of Borrower to Lender pursuant to this Agreement and the other Loan Documents.

Section 8.24 Tax Information Authorization. Borrower shall have delivered to Lender a duly signed United States Department of the Treasury, Internal Revenue Service Form 8821, which form shall be satisfactory to Lender in its sole discretion.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Notices. All communications under or in connection with this Agreement shall be in writing and shall be mailed by registered or certified mail, return receipt requested, postage prepaid, or personally delivered to an officer of the receiving party. All such communications shall be mailed or delivered as follows:

(a)	If to Borrower:	c/o Unique Logistics International, Inc.
154-09 146th Avenue, 3-B Jamaica, New York 11434 Attn: Sunandan Ray

(b)	If to Lender:	TBK Bank, SSB
3 Park Central, Suite 1700 12700 Park Central Drive Dallas, Texas 75251
Attn: _____________________

Any notice so addressed and mailed by registered or certified mail, return receipt requested, shall be deemed to be given to Borrower when so mailed and to Lender upon actual receipt by an authorized officer of Lender, and any notice so delivered in person shall be deemed to be given when actually received by, or receipt therefor is given by, an authorized officer of Borrower or Lender, as the case may be.

42

Section 9.02 Deviation from Covenants. The procedure to be followed by Borrower to obtain the consent of Lender to any deviation from the covenants contained in this Agreement or any other Loan Document shall be as follows:

(a) Borrower shall send a written notice to Lender setting forth (i) the covenant(s) relevant to the matter, (ii) the requested deviation from the covenant(s) involved, and (iii) the reason for the requested deviation from the covenant(s); and

(b) Lender will within a reasonable time send a written notice to Borrower, signed by an authorized officer of Lender, permitting or refusing the request; but in no event will any deviation from the covenants of this Agreement or any other Loan Document be effective without the written consent of Lender.

Section 9.03 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other Loan Document shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other Loan Document.

Section 9.04 Survival of Agreements. All representations and warranties of Borrower herein, and all covenants and agreements herein not fully performed before the effective date of this Agreement, shall survive such date.

Section 9.05 Successors and Assigns; Participation Rights/Assignments. All covenants and agreements contained by or on behalf of Borrower or any Loan Party in this Agreement and any other Loan Document shall bind its successors and assigns or the heirs and personal representatives of any individual Guarantor and shall inure to the benefit of Lender and its successors and assigns. Lender may sell or assign any and all right, title and interest it has in the Collateral and/or grant participation rights in the Loan Documents and/or Revolving Credit Facility to third parties as well as make a total assignment of all of Lender’s rights in the Loan Documents and/or Revolving Credit Facility or other Obligations arising under this Agreement; provided that Lender may not make any such assignment to a Disqualified Lender. Borrower shall, upon the direction of Lender: (a) execute all documents necessary to effectuate such assignments or participations and, (b) pay directly and promptly to Lender’s assignee without abatement, deduction or set-off, all amounts which have become due under the assigned agreements. Lender’s assignee shall have any and all rights, immunities and discretion of Lender hereunder and shall be entitled to exercise any remedies of Lender hereunder. All references herein to Lender shall include Lender’s assignee (except that said assignee shall not be chargeable with any obligations or liabilities hereunder or in respect hereof). Borrower shall not assert against Lender’s assignee any defense, counterclaim or set-off which borrower may have against Lender. Borrower shall not assign or in any way dispose of all or any of its rights or obligations under this Agreement or any other Loan Document or enter into any agreement regarding all or any part of the Collateral without the prior written consent of Lender. In connection with the granting of such consent and the preparation of necessary documentation, a fee, determined by Lender in its reasonable discretion, shall be assessed. In the event that Lender has consented to any lease of the Collateral, Borrower hereby assigns and grants to Lender a security interest in any and all rights under any lease(s), to secure all Obligations to Lender, and Borrower shall deliver to Lender the original of such lease(s). Time is of the essence with respect to the performance of Borrower’s obligations under this Agreement and the other Loan Documents.

43

Section 9.06 Renewal, Extension or Rearrangement. All provisions of this Agreement relating to the Revolving Credit Facility or other Obligations shall apply with equal force and effect to each and all documents and instruments hereinafter executed which in whole or in part represent a renewal, extension, increase or rearrangement of any part of the Obligations originally represented by the Revolving Credit Facility described herein or of any part of such other Obligations. Any provision of this Agreement to be performed during the “term of this Agreement,” “term hereof” or similar language, shall include any extension period.

Section 9.07 Amendment and Waiver. No waiver or modification of any of the terms or provisions of this Agreement shall be valid or binding unless set forth in a writing signed by a duly authorized officer of Lender, and then only to the extent specifically set forth therein. The waiver by Lender of any Default hereunder or of any provisions hereof shall not discharge any party hereto from liability hereunder and such waiver shall be limited to the particular Event of Default and shall not operate as a waiver of any other or subsequent Default. No failure or delay on the part of Lender to exercise any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. The provisions of this Agreement and the rights and remedies granted to Lender herein shall be in addition to, and not in limitation of those of any other agreement with Lender or any other evidence of any liability held by Lender.

Section 9.08 Cumulative Rights. Rights and remedies of Lender under this Agreement and each other Loan Document shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

Section 9.09 Construction. This Agreement is a contract made under and shall be construed in accordance with and governed by the laws of the State of Texas.

Section 9.10 Interest. It is the intention of the parties hereto to conform strictly to applicable usury laws now in force. Accordingly, if the transactions contemplated hereby would be usurious under applicable law, then, in that event, notwithstanding anything to the contrary in this Agreement or in any other Loan Document or agreement entered into in connection with or as security for the Revolving Credit Facility, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under the Revolving Credit Facility, this Agreement or under any of the other aforesaid Loan Documents or agreements or otherwise in connection with the Revolving Credit Facility shall under no circumstances exceed the maximum amount of interest permitted by applicable law, and any excess shall be credited on the Revolving Credit Facility by Borrower (or, if the Revolving Credit Facility shall have been paid in full, refunded to Borrower); (b) determination of the rate of interest for determining whether the loans hereunder are usurious shall be made by amortizing, prorating, allocating and spreading, during the full stated term of such loans, all interest at any time contracted for, charged or received from Borrower in connection with such loans, and any excess shall be canceled, credited or refunded as set forth in clause (a) herein; and (c) in the event that the maturity of the Revolving Credit Facility is accelerated by reason of an election of the holder thereof resulting from any Default or Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount permitted by applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Revolving Credit Facility (or, if the Revolving Credit Facility shall have been paid in full, refunded to Borrower). This section is not intended to alter, modify or otherwise adversely affect the rights of Lender under Section 7.05, but only supplement same. Section 7.05 of this Agreement shall control and govern in the event of any inconsistency or conflict between these provisions.

44

Section 9.11 Multiple Originals. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart by electronic transmission shall be effective as delivery of a manually executed counterpart, and any party delivering such an executed counterpart shall thereafter also promptly deliver a manually executed counterpart, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

Section 9.12 Exhibits and Schedules. All exhibits and schedules to this Agreement are incorporated herein by this reference for all purposes. The exhibits and schedules may be attached hereto, or bound together with or separately from this Agreement, and such binding shall be effective to identify such exhibits as if attached to this Agreement.

Section 9.13 No Triparty Loan. Texas Revised Civil Statutes Annotated, Finance Code, Chapter 346 (which regulates certain revolving loan accounts and revolving triparty accounts) shall not apply to the loans evidenced by this Agreement.

Section 9.14 Applicable Rate Ceiling. To the extent applicable or otherwise not made inapplicable due to Lender’s election under Section 7.05, unless changed in accordance with law, the applicable rate ceiling under Texas law shall be the indicated (weekly) rate ceiling from time to time in effect as provided in Texas Revised Civil Statutes Annotated, Finance Code, Chapter 303, as amended.

Section 9.15 Choice of Law, Venue and Jurisdiction. This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the State of Texas. Any suit, action or proceeding arising hereunder, or the interpretation, performance or breach hereof, shall, if Lender so elects, be instituted in any court sitting in Dallas County, Texas or, if none, any court sitting in the State of Texas (the “Acceptable Forums”). Borrower agrees that the Acceptable Forums are convenient to it, and submits to the jurisdiction of the Acceptable Forums and waives any and all objections to jurisdiction or venue. Should such proceeding be initiated in any other forum, Borrower waives any right to oppose any motion or application made by Lender to transfer such proceeding to an Acceptable Forum. Should any suit, action or proceeding be initiated by Borrower outside the Acceptable Forums or should Borrower request to transfer any suit, action or proceeding from the Acceptable Forums, such acts shall constitute an independent breach of this Agreement giving rise to an immediate right for Lender to receive all damages, including all attorney’s fees.

45

Section 9.16 Negotiation of Documents. This Agreement and all other Loan Documents have been negotiated by the parties at arm’s length, each represented by its own counsel, and the fact that the documents have been prepared by Lender’s counsel, after such negotiation, shall not be cause to construe any of such documents against Lender.

Section 9.17 Notices Received by Lender. Any instrument in writing, telex, telegram, telecopy or cable received by Lender in connection with any loan hereunder, which purports to be dispatched or signed by or on behalf of Borrower, shall conclusively be deemed to have been signed by such party, and Lender may rely thereon and shall have no obligation, duty or responsibility to determine the validity or genuineness thereof or authority of the Person or Persons executing or dispatching the same.

Section 9.18 Debtor-Creditor Relationship. None of the terms of this Agreement or of any other document executed in conjunction herewith or related hereto shall be deemed to give Lender the rights or powers to exercise control over the business or affairs of Borrower. The relationship between Borrower and Lender created by this Agreement is only that of debtor/creditor, except as otherwise provided in Section 7.05.

Section 9.19 No Third-Party Beneficiaries. This Agreement is for the sole and exclusive benefit of Borrower and Lender. This Agreement does not create, and is not intended to create, any rights in favor of or enforceable by any other Person. This Agreement may be amended or modified by the agreement of Borrower and Lender, without any requirement or necessity for notice to, or the consent of or approval of any other Person.

Section 9.20 Indemnification. BORROWER AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER AND ITS AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS AND ADVISORS (EACH, AND “INDEMNIFIED PARTY”) FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND EXPENSES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER INSTRUMENT OR AGREEMENT EXECUTED IN CONNECTION THEREWITH OR HEREWITH, ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN OR HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE LOANS (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF THE INDEMNIFIED PARTY), EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST OR EXPENSES IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY’S WILLFUL MISCONDUCT, IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 9.20 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE REGARDLESS OF WHETHER SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY BORROWER OR ITS RESPECTIVE DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNIFIED PARTY IS OTHERWISE A PARTY THERETO AND WHETHER THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER AGREEMENT OF BORROWER HEREUNDER, THE AGREEMENTS AND OBLIGATIONS OF BORROWER CONTAINED IN THIS SECTION 9.20 SHALL SURVIVE THE PAYMENT IN FULL OF THE OBLIGATIONS AND A COMPLETE TERMINATION.

46

Section 9.21 Release Of Liability. TO THE MAXIMUM EXTENT PERMITTED BY LAW FROM TIME TO TIME IN EFFECT, BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY (AND AFTER IT HAS CONSULTED WITH ITS OWN ATTORNEY) IRREVOCABLY AND UNCONDITIONALLY AGREES THAT NO CLAIM MAY BE MADE BY BORROWER AGAINST LENDER OR ANY OF ITS AFFILIATES, PARTICIPANTS, SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, ACCOUNTANTS, OR AGENTS OR ANY OF ITS OR THEIR SUCCESSORS AND ASSIGNS, FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY BREACH OR WRONGFUL CONDUCT (WHETHER THE CLAIM IS BASED ON CONTRACT, TORT OR STATUTE) ARISING OUT OF, OR RELATED TO, THE TRANSACTIONS CONTEMPLATED BY ANY OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OTHER RELATED DOCUMENTS, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH. IN FURTHERANCE OF THE FOREGOING, BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR, AND BORROWER SHALL INDEMNIFY AND HOLD HARMLESS LENDER AND ITS AFFILIATES, PARTICIPANTS, SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, ACCOUNTANTS AND AGENTS AND THEIR SUCCESSORS AND ASSIGNS OF AND FROM ANY SUCH CLAIMS.

Section 9.22 WAIVER OF TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO. IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTIONS SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9.22 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

47

Section 9.23 DTPA Waiver. Borrower acknowledges and agrees, on Borrower’s own behalf of any permitted assigns and successors hereafter, that the DTPA is not applicable to this transaction. Accordingly, Borrower’s rights and remedies with respect to the transaction contemplated under this Agreement and with respect to all acts or practices of Lender, past, present or future, in connection with such transaction, shall be governed by legal principles other than the DTPA. In furtherance thereof, Borrower agrees as follows:

(a) Borrower represents that Borrower has the knowledge and experience in financial and business matters that enable Borrower to evaluate the merits and risks of the business transaction that is the subject of this Agreement. Borrower also represents that Borrower is not in a significantly disparate bargaining position in relation to Lender. Borrower has negotiated the loan documents with Lender at arm’s length and have willingly entered into the loan documents.

(b) Borrower represents that (i) Borrower has been represented by the firm of Lucosky Brookman LLP, as legal counsel in the transaction contemplated by this Agreement and (ii) such legal counsel was not directly or indirectly identified, suggested or selected by Lender or an agent of Lender.

(c) This Agreement relates to a transaction involving total consideration by Borrower of more than $100,000.00 and does not involve Borrower’s residence.

Borrower agrees, on Borrower’s own behalf and on behalf of Borrower’s permitted assigns and successors, that all of Borrower’s rights and remedies under the DTPA are WAIVED AND RELEASED, including specifically, without limitation, all rights and remedies under the DTPA resulting from or arising out of any and all acts or practices of Lender in connection with this transaction, whether such acts or practices occur before or after the execution of this Agreement.

In furtherance thereof, Borrower agrees that by signing this Agreement, Borrower and any permitted assigns and successors are bound by the following waiver:

WAIVER OF CONSUMER RIGHTS. BORROWER HEREBY WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF BORROWER’S OWN SELECTION, BORROWER VOLUNTARILY CONSENTS TO THIS WAIVER.

BORROWER HAS READ AND UNDERSTANDS SECTION 9.23 HEREOF:

[____________] (INITIALS) (BORROWER)

Section 9.24 Final Expression. THIS WRITTEN LOAN AND SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the same subject matter therein. There are no oral agreements between the parties. Borrower acknowledges that no promises of any kind have been made by Lender or any third party to induce Borrower to execute THIS WRITTEN LOAN AND SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS except to the extent expressly contained herein or therein. Upon request, the parties will promptly execute and deliver such other and further documents and instruments, and shall do or take such other actions as may be reasonably required or appropriate, to cure any defects in the creation and issuance of THIS WRITTEN LOAN AND SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS or in the perfection of preservation of the security interests contemplated herein or therein.

48

Section 9.25 Reversal of Payments. Lender shall have the continuing and exclusive right to apply, reverse and re-apply any and all payments to any portion of the Obligations in a consistent with the terms of this Agreement. To the extent Borrower makes a payment or payments to Lender, or Lender receives any payment or proceeds of any collateral for Borrower’s benefit, which payment(s) or proceed or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other part under any bankruptcy law, state or federal law, common law or equitable cause (“Avoidable Transfers”), then, to the extent of such payment or proceeds received, the Obligations or party thereof intended to be satisfied shall be revived and continued in full force and effect, as if such payment or proceeds had not been received by Lender. Lender shall, whether prior to or after a Complete Termination, have the right to maintain any financing statement filed to perfect Lender’s security interest in the Collateral, or, refile such financing statement if previously terminated, in order to perfect a security interest to secure the Obligations in respect to any Avoidable Transfers.

Section 9.26 Injunctive Relief. Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lender, therefore, Borrower agrees that if any Default or Event of Default shall have occurred and be continuing, Lender shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

Section 9.27 Structure of Credit Facility. In the event of multiple Borrowers, each Borrower agrees and acknowledges that the present structure of the credit facilities detailed in this Agreement is based in part upon the financial and other information presently known to Lender regarding each Borrower, the corporate structure of Borrower, and the present financial condition of each Borrower. Each Borrower hereby agrees that upon the occurrence and during the continuance of an Event of Default, Lender shall have the right, in its sole credit judgment, to require that any or all of the following changes be made to these credit facilities: (i) make Advances specifically to a specific Borrower, (ii) restrict loans and advances between Borrowers, (iii) require that each Borrower execute a guaranty of the Obligations of each other Borrower to Lender and (iv) require that any advances made by a Borrower to another Borrower be collateralized in a manner acceptable to Lender.

Section 9.28 U.S. Patriot Act. Lender notifies Borrower that to the extent the requirements of the USA Patriot Act (Title III of Pub. Law 107-56 (signed into law October 26, 2001)) (the “US Patriot Act”) requires Lender to obtain, verify and record information that identifies Borrower, which information includes the name of Borrower and other information that will allow Lender to identify Borrower in accordance with the US Patriot Act, Borrower agrees to provide such information from time to time to Lender, as applicable.

Section 9.29 Electronic Signature. At Lender’s discretion, execution of this Agreement may be done through a traditional, manual signature, or the parties agree that an electronic signature may be used and that the electronic signature of a party included in this Agreement is intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic Signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures pursuant to Texas Uniform Electronic Transactions Act (V.T.C.A., Bus. & C. § 322.001, et seq. and UCC § 1.108) as either may be amended from time to time. Any electronic communication of data, whether by e-mail, tape, disk, or otherwise, Borrower remits or causes to be remitted to Lender shall be authentic and genuine.

Section 9.30 Amendment and Restatement. Borrower acknowledges, confirms and agrees that (a) the security interests and liens granted to Lender pursuant to the Existing Loan Agreement and the Existing Loan Documents shall remain in full force and effect and shall secure all indebtedness, liabilities and obligations of Borrower hereunder, (b) such security interests and liens shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such security interests and liens, whether under the Existing Loan Agreement, the Existing Loan Documents or otherwise, (c) the obligations owing by Borrower hereunder represent, among other things, the amendment, restatement, renewal, extension, consolidation and modification of the Existing Obligations arising in connection with the Existing Loan Agreement and the Existing Loan. The terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Loan Agreement are, effective as of the Closing Date, amended and restated in their entirety, and as so amended and restated, replaced and superseded, by the terms, conditions, agreements, covenants, representations and warranties set forth in this Agreement; provided that each of Borrower and Lender acknowledges, confirms and agrees that such amendment and restatement shall not, in any manner, (a) be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Existing Obligations evidenced by or arising under the Existing Loan Agreement or the Existing Loan Documents, all such Existing Obligations deemed obligations of Borrower under this Agreement or (b) adversely affect or impair the priority of security interests and liens granted by the Existing Loan Agreement and the Existing Loan Documents.

[remainder of page intentionally left blank; signature pages follow]

49

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

BORROWER:

UNIQUE LOGISTICS INTERNATIONAL, INC., a Nevada corporation

By:
Name:
Title:

UNIQUE LOGISTICS HOLDINGS, INC., a Delaware corporation

By:
Name:
Title:

UNIQUE LOGISTICS INTERNATIONAL (NYC), LLC, a Delaware limited liability company

By:
Name:
Title:

UNIQUE LOGISTICS INTERNATIONAL (BOS), INC., a Massachusetts corporation

By:
Name:
Title:

[Signature Page to Loan Agreement]

LENDER:

TBK BANK, SSB

By:
Name:
Title:

[Signature Page to Loan Agreement]